Exhibit 99.1

EXECUTION COPY

WACHOVIA MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement, dated as of May 1, 2007 (this “Agreement”), is entered into between WACHOVIA BANK, NATIONAL ASSOCIATION (the “Seller”) and WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC. (the “Purchaser”).

The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the “Mortgage Loans”) identified on the schedule (the “Mortgage Loan Schedule”) annexed hereto as Exhibit A. The Purchaser intends to deposit the Mortgage Loans, along with certain other mortgage loans (the “Other Mortgage Loans”), into a trust fund (the “Trust Fund”), the beneficial ownership of which will be evidenced by multiple classes (each, a “Class”) of mortgage pass-through certificates (the “Certificates”). One or more “real estate mortgage investment conduit” (“REMIC”) elections will be made with respect to most of the Trust Fund. The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of May 1, 2007, among the Purchaser, as depositor, Wachovia Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), LNR Partners, Inc., as special servicer (the “Special Servicer”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein (including the Schedules attached hereto) have the respective meanings set forth in the Pooling and Servicing Agreement.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1.	Agreement to Purchase.

The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the Mortgage Loan Schedule. The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans delivered to the Purchaser pursuant to the terms hereof. The Mortgage Loans are expected to have an aggregate principal balance of $4,136,224,533 (the “Wachovia Mortgage Loan Balance”) (subject to a variance of plus or minus 5.0%) as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not such payments are received.

The Wachovia Mortgage Loan Balance, together with the aggregate principal balance of the Other Mortgage Loans as of the Cut-Off Date (after giving effect to any payments due on or before such date whether or not such payments are received), is expected to equal an aggregate principal balance (the “Cut-Off Date Pool Balance”) of $5,845,468,231 (subject to a variance of plus or minus 5.0%). The purchase and sale of the Mortgage Loans shall take place on May 23, 2007, or such other date as shall be mutually acceptable to the parties to this Agreement (the “Closing Date”). The consideration (the “Aggregate Purchase Price”) for the Mortgage Loans shall be equal to (i) 100.39% of the Wachovia Mortgage Loan Balance as of the Cut-Off Date, plus (ii) $14,917,767, which amount represents the amount of interest accrued on the Wachovia Mortgage Loan Balance at the related Net Mortgage Rate for the period from and including the Cut-Off Date up to but not including the Closing Date.

The Aggregate Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

SECTION 2.	Conveyance of Mortgage Loans.

(a) Effective as of the Closing Date, subject only to receipt by the Seller of the Aggregate Purchase Price and satisfaction of the other conditions to closing that are for the benefit of the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis, together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds.

(b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date). All scheduled payments of principal and interest due on or before the Cut-Off Date but collected on or after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

(c) No later than the Closing Date, the Seller shall, on behalf of the Purchaser, deliver to the Trustee, the documents and instruments specified below with respect to each Mortgage Loan (each a “Mortgage File”). All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date. Each Mortgage File shall contain the following documents:

(i) the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31” or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

(ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

(iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

(iv) an original executed assignment, in recordable form (except for any missing recording information), of (a) the Mortgage, (b) any related Assignment of

Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (a)) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31”, or in blank;

(v) an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31”, or in blank;

(vi) originals or copies of any modification, consolidation, assumption and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

(vii) the original or a copy of the policy or certificate of lender’s title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(viii) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Purchaser of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC Amendment, in form suitable for filing in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31, as assignee”, or in blank;

(ix) an original or copy of (a) any Ground Lease, Memorandum of Ground Lease and ground lessor estoppel, (b) any loan guaranty or indemnity and (c) any environmental insurance policy;

(x) any intercreditor agreement relating to permitted debt (including, without limitation, mezzanine debt) of the Mortgagor;

(xi) copies of any loan agreement, escrow agreement or security agreement relating to such Mortgage Loan;

(xii) a copy of any letter of credit and related transfer documents relating to such Mortgage Loan;

(xiii) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and applicable transfer or assignment documents; and

(xiv) with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement; provided that a copy of each Mortgage Note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided.

Notwithstanding the foregoing, with respect to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan the 2007-C30 Trustee will hold the original documents related to the Five Times Square Loan and the Peter Cooper Village & Stuyvesant Town Loan for the benefit of the 2007-C30 Trust Fund and, with respect to the Beacon D.C. & Seattle Pool Loan, the Morgan Stanley 2007-IQ14 Trustee will hold the original documents related to the Beacon D.C. & Seattle Pool Loan for the benefit of the Morgan Stanley 2007-IQ14 Trust Fund.

(d) The Seller shall take all actions reasonably necessary (i) to permit the Trustee to fulfill its obligations pursuant to Section 2.01(d) of the Pooling and Servicing Agreement and (ii) to perform its obligations described in Section 2.01(d) of the Pooling and Servicing Agreement. Without limiting the generality of the foregoing, if a draw upon a letter of credit is required before its transfer to the Trust Fund can be completed, the Seller shall draw upon such letter of credit for the benefit of the Trust Fund pursuant to written instructions from the Master Servicer. The Seller shall reimburse the Trustee for all reasonable costs and expenses, if any, incurred by the Trustee for recording any documents described in Section 2(c)(iv)(c) hereof and filing any assignments of UCC Financing Statements described in the proviso in the third to last sentence in Section 2.01(d) of the Pooling and Servicing Agreement.

(e) All documents and records (except draft documents, privileged communications and internal correspondence and credit, due diligence and other underwriting analysis, documents, data or internal worksheets, memoranda, communications and evaluations of the Seller) relating to each Mortgage Loan and in the Seller’s possession (the “Additional Mortgage Loan Documents”) that are not required to be delivered to the Trustee shall promptly be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer to the appropriate sub-servicer, together with any related escrow amounts and reserve amounts.

(f) The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller which secure any Mortgage Loan.

SECTION 3.	Representations, Warranties and Covenants of Seller.

(a)	The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

(i) The Seller is a national banking association organized and validly existing and in good standing under the laws of the United States of America and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement;

(ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

(iii) The execution and delivery of this Agreement by the Seller and the Seller’s performance and compliance with the terms of this Agreement will not (A) violate the Seller’s articles of association or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound;

(iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder;

(v) The Seller is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained);

(vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions;

(vii) No litigation is pending or, to the Seller’s knowledge, threatened against the Seller that would, in the Seller’s good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Seller of its obligations under this Agreement;

(viii) Reserved;

(ix) Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage Loans. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser. The Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller;

(x) The Prospectus Supplement contains all the information that is required to be provided in respect of the Seller (that arises from its role as “sponsor” within the meaning of Items 1104, 1117 and 1119 of Regulation AB), the related Mortgage Loans, the related Mortgagors and the related Mortgaged Properties (in the case of the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties, pursuant to Items 1110 and 1111 of Regulation AB); and

(xi) For so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser (or, with respect to any Companion Loan that is deposited into another securitization, the depositor in such other securitization) and the Trustee with any Additional Form 10 K Disclosure and any Additional Form 10 D Disclosure set forth next to the Purchaser’s name on Exhibit U and Exhibit W, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement. The obligation of the Seller to provide the above referenced disclosure materials as to any fiscal year will terminate upon the Trustee’s filing a Form 15 with respect to the Trust Fund as to such fiscal year in accordance with Section 8.17 of the Pooling and Servicing Agreement or the reporting requirements with respect to the Trust under the Securities and Exchange Act of 1934 have otherwise automatically suspended.

(b) The Seller hereby makes the representations and warranties contained in Schedule I and Schedule II hereto for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to (and solely with respect to) each Mortgage Loan, which representations and warranties are subject to the exceptions set forth on Schedule III hereto.

(c) With respect to the schedule of exceptions delivered by the Trustee on the Closing Date, within fifteen (15) Business Days (or, in the reasonable discretion of the Controlling Class Representative, thirty (30) Business Days) of the Closing Date, with respect to the documents specified in clauses (i), (ii), (vii), (ix) (solely with respect to Ground Leases) and (xii) of the definition of Mortgage File, the Seller shall cure any material exception listed therein

(for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in Section 2.01(c) of the Pooling and Servicing Agreement). If such exception is not so cured, the Seller shall either (1) repurchase the related Mortgage Loan, (2) with respect to exceptions relating to clause (xii) of the definition of “Mortgage File”, deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to the amount of the undelivered letter of credit (in the alternative, the Seller may deliver to the Trustee, with a certified copy to the Master Servicer and Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to clauses (i), (ii) and (vii), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to 25% of the Stated Principal Balance of the related Mortgage Loan on such date. Any funds or letter of credit deposited pursuant to clauses (2) and (3) above shall be held by the Trustee until the earlier of (x) the date on which the Master Servicer certifies to the Trustee and the Controlling Class Representative that such exception has been cured (or the Trustee certifies the same to the Controlling Class Representative), at which time such funds or letter of credit, as applicable, shall be returned to the Seller and (y) thirty (30) Business Days or, if the Controlling Class Representative has extended the cure period, forty-five (45) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days or forty-five (45) Business Days, as the case may be, (A) in the case of clause (2), the Trustee shall retain the funds on deposit in the related Special Reserve Account, or letter of credit, as applicable, or (B) in the case of clause (3), the Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of this Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan and any letter of credit will be returned to the Seller.

If the Seller receives written notice of a Document Defect or a Breach pursuant to Section 2.03(a) of the Pooling and Servicing Agreement relating to a Mortgage Loan, then the Seller shall not later than ninety (90) days from receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions (a “Qualified Mortgage”), not later than ninety (90) days from the date that any party to the Pooling and Servicing Agreement discovers such Document Defect or Breach; provided the Seller receives such notice in a timely manner), if such Document Defect or Breach shall materially and adversely affect the value of the applicable Mortgage Loan, the interest of the Trust Fund therein or the interests of any Certificateholder, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of actual or provable losses and any Additional Trust Fund Expenses directly resulting from any such Document Defect or Breach or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan not later than the end of such 90-day period (and in no event later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that unless the Breach would cause the Mortgage Loan not to be a Qualified Mortgage, and if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase or substitute the related Mortgage Loan); provided, further, that with respect to such additional 90-day period the Seller shall have delivered an officer’s certificate to the Trustee setting forth what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period; provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease, any letter of credit, any franchise agreement, any comfort letter and (if required) any comfort letter transfer documents (collectively, the “Core Material Documents”)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligations; provided, further, with respect to Document Defects which materially and adversely affect the interests of any Certificateholder, the interests of the Trust Fund therein or the value of the related Mortgage Loan, other than with respect to Document Defects relating to the Core Material Documents, any applicable cure period following the initial 90 day cure period may be extended by the Master Servicer or the Special Servicer if the document involved is not needed imminently. Such extension will end upon thirty (30) days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible thirty (30) day extension if the Master Servicer or Special Servicer agrees that the Seller is diligently pursuing a cure). The Seller shall cure all Document Defects which materially and adversely affect the interests of any Certificateholder, the interests of the Trust Fund therein or the value of the related Mortgage Loan, regardless of the document involved, no later than two years following the Closing Date; provided that the initial 90 day cure period referenced in this paragraph may not be reduced. For a period of two years from the Closing Date, so long as there remains any Mortgage File relating to a Mortgage Loan as to which there is any uncured Document Defect or Breach, the Seller shall provide the officer’s certificate to the Trustee described above as to the reasons such Document Defect or Breach remains uncured and as to the actions being taken to pursue cure. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender’s title insurance as described in Representation 12 of Schedule I hereof in lieu of the delivery of the actual policy of lender’s title insurance shall not be considered a Document Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each, a “Crossed Loan”), and (iii) the applicable Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans in such Crossed Group satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained by the Master Servicer to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Loans in such Crossed Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Crossed Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred in good faith by the Purchaser in connection with such modification or accommodation (including, but not limited to, recoverable attorney fees) shall be paid by the Seller.

(d) In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the Purchase Price or Substitution Shortfall Amount(s), as applicable, in the Certificate Account, and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively, if applicable (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable, (ii)

the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or substituted Mortgage Loans.

(e) Without limiting the remedies of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes. This Section 3 provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to this Section 3. Nothing in this Agreement shall prohibit the Purchaser or its assigns (including the Master Servicer and/or the Special Servicer) from pursuing any course of action authorized by the Pooling and Servicing Agreement while the Purchaser asserts a claim or brings a cause of action to enforce any rights set forth herein against the Seller.

(f) With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under this Agreement, in accordance with Section 2.03 of the Pooling and Servicing Agreement, the Special Servicer with the consent of the Controlling Class Representative shall notify the Seller in writing of its intention to liquidate such Defaulted Mortgage Loan or REO Property at least 45 days prior to any such action. If (a) the Seller consents to such sale and voluntarily agrees to repurchase such Defaulted Mortgage Loan or REO Property or (b) a court of competent jurisdiction determines that the Seller is liable under this Agreement to repurchase such Defaulted Mortgage Loan or REO Property, then such Seller shall remit to the Purchaser an amount equal to the difference if any of the price of such Defaulted Mortgage Loan or REO Property as sold and the price at which the Seller would have had to repurchase such Defaulted Mortgage Loan or REO Property under this Agreement. The Seller shall have ten (10) Business Days after receipt of notice to determine whether or not to consent to such sale. If the Seller does not consent to such sale, the Special Servicer shall contract with a Determination Party (as defined in the Pooling and Servicing Agreement) as to the merits of such proposed sale. If the related Determination Party determines that such proposed sale is in accordance with the Servicing Standard and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans and REO Properties and, subsequent to such sale, a court of competent jurisdiction determines that the Seller was liable under this Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms hereof, then the Seller shall remit to the Purchaser an amount equal to the difference (if any) between the proceeds of the related action and the price at which the Seller would have been obligated to pay had the Seller repurchased such Defaulted Mortgage Loan or REO Property prior to the execution of a binding contract of sale with a third party in accordance with the terms hereof including the costs related to contracting with the related Determination Party; provided that the foregoing procedure in this Section 3(f) shall not preclude such Seller from repurchasing the Defaulted Mortgage Loan or REO Property prior to the execution of a binding contract of sale with a third party in accordance with the other provisions of this Section 3 (excluding this Section 3(f)). If the related Determination Party determines that the sale of the related Defaulted

Mortgage Loan or REO Property is not in accordance with the Servicing Standard and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans and REO Properties and the Special Servicer subsequently sells such Mortgage Loan or REO Property, then the Seller will not be liable for any such difference (nor any cost of contracting with the Determination Party).

(g) Notwithstanding the foregoing, if there exists a Breach relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) with respect to matters described in Representations 23 and 43 of Schedule I hereof, then the Purchaser shall direct the Seller in writing to wire transfer to the Master Servicer for deposit into the Certificate Account, within ninety (90) days of the Seller’s receipt of such direction, the amount of any such costs and expenses borne by the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf that are the basis of such Breach. Upon its making such deposit, the Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made in full, this paragraph describes the sole remedy available to the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf regarding any such Breach and the Seller shall not be obligated to repurchase the affected Mortgage Loan on account of such Breach or otherwise cure such Breach.

SECTION 4. Representations and Warranties of the Purchaser. In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

(a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Purchaser has the full corporate power and authority and legal right to acquire the Mortgage Loans from the Seller and to transfer the Mortgage Loans to the Trustee.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser’s directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c) Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

(d) None of the acquisition of the Mortgage Loans by the Purchaser, the transfer of the Mortgage Loans to the Trustee, or the execution, delivery or performance of this Agreement by the Purchaser, results or will result in the creation or imposition of any lien on any of the Purchaser’s assets or property, or conflicts or will conflict with, results or will result in a breach of, or require or will require the consent of any third person or constitutes or will constitute a default under (A) any term or provision of the Purchaser’s certificate of incorporation or bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

(e) Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.

(f) There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to enter into and/or perform its obligations under the terms of this Agreement.

(g) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency or body, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

SECTION 5. Closing. The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Dechert LLP, Charlotte, North Carolina on the Closing Date.

The Closing shall be subject to each of the following conditions:

(a) All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

(b) The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder) and all documents specified in Section 6 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchaser and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(c) The Seller shall have delivered and released to the Trustee (or a Custodian on its behalf) and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to Section 2 of this Agreement;

(d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(e) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date; and

(f) The letters shall have been received from the independent accounting firm KPMG LLP, in form satisfactory to the Purchaser, relating to certain information regarding the Mortgage Loans and Certificates as set forth in the Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Memorandum and the Memorandum.

Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

SECTION 6.	Closing Documents. The Closing Documents shall consist of the following:

(a)	This Agreement duly executed by the Purchaser and the Seller;

(b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchaser may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(c) An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

(d) An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchaser may rely, to the effect that with respect to the Seller, the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties (i) such officer has carefully examined the Specified Portions of the Preliminary Prospectus Supplement together with all other Time of Sale Information delivered prior to the Time of Sale and nothing has come to his attention that would lead him to believe that the Specified Portions of the Preliminary Prospectus Supplement together with all other Time of Sale Information delivered prior to the Time of Sale, as of the Time of Sale, or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, (ii) such officer has carefully examined the Specified Portions of the Prospectus Supplement and nothing has come to his attention that would lead him to believe that the Specified Portions of the Prospectus Supplement, as of the date of the Prospectus Supplement, or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, (iii) such officer has examined the Specified Portions of the Memorandum and nothing has come to his attention that would lead him to believe that the Specified Portions of the Memorandum, as of the date thereof or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein related to the Mortgage Loans, in the light of the circumstances under which they were made, not misleading. The “Specified Portions” of the Preliminary Prospectus Supplement or the Prospectus Supplement, as applicable, shall consist of Annex A and Annex D thereto, the diskette which accompanies the Prospectus Supplement (insofar as such diskette is consistent with such Annex A) and the following sections of the Preliminary Prospectus Supplement or the Prospectus Supplement, as applicable (exclusive of any statements in such sections that purport to summarize the servicing and administration provisions of the Pooling and Servicing Agreement): “SUMMARY OF PROSPECTUS SUPPLEMENT—THE PARTIES—The Mortgage Loan Sellers,” “SUMMARY OF PROSPECTUS SUPPLEMENT—THE MORTGAGE LOANS,” “RISK FACTORS—The Mortgage Loans,” and “DESCRIPTION OF THE MORTGAGE POOL—General,” “—Mortgage Loan History,” “—Certain Terms and Conditions of the Mortgage Loans,” “—Assessments of Property Condition,” “—Co-Lender Loans,” “—Additional Mortgage Loan Information,” “—Twenty Largest Mortgage Loans,” “—The Mortgage Loan Sellers,” “—The Sponsors,” “—Underwriting Standards,” and “—Representations and Warranties; Repurchases and Substitutions.” The “Specified Portions” of the Memorandum shall consist of the Specified Portions of the Prospectus Supplement and the second and third paragraphs on page “v” of the Memorandum.

(e) The resolutions of the requisite committee of the Seller’s special loan committee authorizing the Seller’s entering into the transactions contemplated by this Agreement, the articles of association and by-laws of the Seller, and an original or copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency not earlier than sixty (60) days prior to the Closing Date;

(f) A written opinion of counsel for the Seller (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Underwriters, the Initial Purchaser and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

(g)	Such further certificates, opinions and documents as the Purchaser may reasonably request.

SECTION 7.	Indemnification.

(a) The Seller shall indemnify and hold harmless the Purchaser, the Underwriters, the Initial Purchaser, their respective officers and directors, and each person, if any, who controls the Purchaser, any Underwriter or any Initial Purchaser within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any and all losses, expenses (including the reasonable fees and expenses of legal counsel), claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon a breach or violation of the representations made by the Seller in Section 3(a)(x) hereof, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement, the Preliminary Memorandum, the Memorandum, the Diskette or in any revision or amendment of or supplement to any of the foregoing, (B) any Time of Sale Information or any Issuer Information contained in any Free Writing Prospectus prepared by or on behalf of the Underwriters (an “Underwriter Free Writing Prospectus”) or contained in any Free Writing Prospectus which is required to be filed in accordance with the terms of the Underwriting Agreement, (C) any items similar to Free Writing Prospectuses forwarded by the Seller to the Initial Purchaser, or in any revision or amendment of or supplement to any of the foregoing or (D) the summaries, reports, documents and other written and computer materials and all other information regarding the Mortgage Loans or the Seller furnished by the Seller for review by prospective investors (the items in (A), (B), (C) and (D) above being defined as the “Disclosure Material”), (iii) arise out of or are based upon the omission or alleged omission to state therein (in the case of Free Writing Prospectuses, when read in conjunction with any other Time of Sale Information, in the case of any items similar to Free Writing Prospectuses, when read in conjunction with the Memorandum) and in the case of any summaries, reports, documents, written or computer materials, or other information contemplated in clause (D) above, when read in conjunction with the Memorandum and in the case of any Free Writing Prospectus, when read in conjunction with the other Time of Sale Information, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, with respect to any Disclosure Material described in clauses (A), (B) and (C) of the definition thereof, only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Data File (it being herein acknowledged that the Data File was and will be used to prepare the Prospectus Supplement and the Preliminary Prospectus Supplement, including without limitation Annex A thereto, any other Time of Sale Information, the Preliminary Memorandum, the Memorandum and the Diskette with respect to the Registered Certificates and any items similar to Free Writing

Prospectuses forwarded to prospective investors in the Non-Registered Certificates and any Free Writing Prospectus), (II) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact occurring in, or with respect to, such Disclosure Material, is with respect to, or arises out of or is based upon an untrue statement or omission of a material fact with respect to, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth in the Specified Portions of each of the Prospectus Supplement, the Preliminary Prospectus Supplement, the Preliminary Memorandum or the Memorandum, (III) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 hereof or (IV) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon any other written information concerning the characteristics of the Mortgage Loans, the related Mortgagors or the related Mortgaged Properties furnished to the Purchaser, the Underwriters or the Initial Purchaser by the Seller; provided, that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Data File or Annex A to the Prospectus Supplement or the Preliminary Prospectus Supplement to the extent such information was not materially incorrect in the Data File or such Annex A, as applicable, including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans. Notwithstanding the foregoing, the indemnification provided in this Section 7(a) shall not inure to the benefit of any Underwriter or Initial Purchaser (or to the benefit of any person controlling such Underwriter or Initial Purchaser) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Certificates if (x) the subject untrue statement or omission or alleged untrue statement or omission made in any Disclosure Material (exclusive of the Prospectus or any corrected or amended Prospectus or the Memorandum or any corrected or amended Memorandum) is eliminated or remedied in the Prospectus or the Memorandum or, with respect to any Time of Sale Information only, by the delivery of a Corrected Free Writing Prospectus prior to the Time of Sale (in each case, as corrected or amended, if applicable), as applicable, and (y) a copy of the Prospectus, Memorandum or Corrected Free Writing Prospectus (in each case, as corrected or amended, if applicable), as applicable, shall not have been sent to such person at or prior to the Time of Sale of such Certificates, and (z) in the case of a corrected or amended Prospectus, Memorandum or Corrected Free Writing Prospectus, such Underwriter or Initial Purchaser received electronically or in writing notice of such untrue statement or omission and updated information concerning the untrue statement or omission at least one Business Day prior to the Time of Sale. The Seller shall, subject to clause (c) below, reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b) For purposes of this Agreement, “Registration Statement” shall mean such registration statement No. 333-131262 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; “Base Prospectus” shall mean the prospectus dated October 19, 2006, as supplemented by the prospectus supplement dated May 11, 2007 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the Registered Certificates, including all annexes thereto; “Preliminary Prospectus Supplement” shall mean the free writing prospectus dated April 30, 2007 consisting of the preliminary free writing prospectus, including the base prospectus, dated October 19, 2006 attached thereto, as supplemented and corrected by that certain free writing prospectus dated May 10, 2007; “Preliminary Memorandum” shall mean the preliminary private placement memorandum dated May 9, 2007, relating to the Non-Registered Certificates, including all annexes thereto; “Memorandum” shall mean the private placement memorandum, dated May 11, 2007, relating to the Non-Registered Certificates, including all exhibits thereto; “Registered Certificates” shall mean the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates; “Non-Registered Certificates” shall mean the Certificates other than the Registered Certificates; “Diskette” shall mean the diskette or compact disc attached to each of the Preliminary Prospectus Supplement, the Prospectus and the Memorandum; and “Data File” shall mean the compilation of information and data regarding the Mortgage Loans covered by the Agreed Upon Procedures Letters, dated May 16, 2007, rendered by KPMG LLP (a “hard copy” of which Data File was initialed on behalf of the Seller and the Purchaser). “Free Writing Prospectus” shall mean a “free writing prospectus” as such term is defined pursuant to Rule 405 under the 1933 Act. “Corrected Free Writing Prospectus” shall mean a Free Writing Prospectus that corrects any previous Free Writing Prospectus prepared by or on behalf of any Underwriter and delivered to any purchaser that contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading. “Time of Sale” shall mean the time at which sales to investors of the Certificates were first made as determined in accordance with Rule 159 of the 1933 Act. “Time of Sale Information” shall mean each free writing prospectus listed on Exhibit B hereto. “Issuer Information” shall have the meaning given to such term in Rule 433(h) under the 1933 Act (as discussed by the Securities and Exchange Commission (the “Commission”) in footnote 271 of the Commission’s Securities Offering Reform Release No. 33—8591). “Regulation AB” shall have the meaning as defined in Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123 of the 1933 Act, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission (the “Commission”) in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

(c) As promptly as reasonably practicable after receipt by any person entitled to indemnification under this Section 7 (an “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the “indemnifying party”) under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 7(a) (except to the extent that such omission has prejudiced the indemnifying party in any material respect) or from any liability which it may have otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, the Underwriters and the Initial Purchaser, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party without the consent of the indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations (taking into account the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances). The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties; provided that no Underwriter or Initial Purchaser shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Certificates less any damages otherwise paid by such Underwriter or Initial Purchaser with respect to such loss, liability, claim, damage or expense. It is hereby acknowledged that the respective Underwriters’ and Initial Purchaser’s obligations under this Section 7 shall be several and not joint. For purposes of this Section, each person, if any, who controls an Underwriter or an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter’s or Initial Purchaser’s officers and directors, shall have the same rights to contribution as such Underwriter or Initial Purchaser, as the case may be, and each director of the Seller and each person, if any who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Seller.

(e) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, the Initial Purchaser, any of their respective directors or officers, or any person controlling the Purchaser, the Underwriters or the Initial Purchaser, and (iii) acceptance of and payment for any of the Certificates.

(g) Without limiting the generality or applicability of any other provision of this Agreement, the Underwriters, the Initial Purchaser and their directors, officers and controlling parties shall be third-party beneficiaries of the provisions of this Section 7.

SECTION 8. Costs. The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller’s pro rata portion of the aggregate of the following amounts (the Seller’s pro rata portion to be determined according to the percentage that the Wachovia Mortgage Loan Balance represents as of the Cut-Off Date Pool Balance): (i) the costs and expenses of printing and delivering the Pooling and Servicing Agreement and the Certificates; (ii) the costs and expenses of printing (or otherwise reproducing) and delivering a final Prospectus, Term Sheet, Preliminary Prospectus Supplement, each other Free Writing Prospectus, Preliminary Memorandum and Memorandum relating to the Certificates; (iii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys’ fees); (iv) the filing fee charged by the Commission for registration of the Certificates so registered; (v) the fees charged by the Rating Agencies to rate the Certificates so rated; (vi) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Free Writing Prospectus, the Prospectus Supplement, the Preliminary Memorandum and the Memorandum, including in respect of the cost of obtaining any “comfort letters” with respect to such items; (vii) the reasonable out-of-pocket costs and expenses in connection with the qualification or exemption of the Certificates under state securities or “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any “Blue Sky” survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey; (viii) the expenses of printing any such “Blue Sky” survey and legal investment survey; and (ix) the reasonable fees and disbursements of counsel to the Underwriters or Initial Purchaser; provided, however, Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof with respect to the Seller’s Mortgage Loans. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 9. Grant of a Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

SECTION 10. Covenants of Purchaser. The Purchaser shall provide the Seller with all forms of Disclosure Materials (including the final form of the Memorandum and the preliminary and final forms of the Prospectus Supplement) promptly upon any such document becoming available.

SECTION 11. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 16. Attorneys Fees. If any legal action, suit or proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

SECTION 17. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

SECTION 18. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Underwriters and the Initial Purchaser (each as intended third party beneficiaries hereof) and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7. This Agreement is enforceable by the Underwriters, the Initial Purchaser and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

SECTION 19. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein, Section 2.01(d) thereof or the repurchase obligations or any other obligations of the Seller shall be effective against the Seller (in such capacity) unless the Seller shall have agreed to such amendment in writing.

SECTION 20. Accountants’ Letters. The parties hereto shall cooperate with KPMG LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

SELLER

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:	Charles L. Culbreth
Title:	Managing Director

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

PURCHASER

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

By:

Name:	H. Royer Culp, Jr.
Title:	Vice President

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

SCHEDULE I

General Mortgage Representations And Warranties

1.	The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date.

2.

As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

3.

Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan. Upon consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest.

4.	The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the Mortgagee.

5.

Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed in connection with such Mortgage Loan is a legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.

6.

As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

7.

Each related assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee (or in the case of a 2007-C30 Serviced Mortgage Loan, the 2007-C30 Trustee or, in the case of a Morgan Stanley 2007-IQ14 Serviced Mortgage Loan, the Morgan Stanley 2007-IQ14 Trustee) constitutes the legal, valid and binding first priority assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, redemption, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

8.

Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in Representation (5) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in Representation (12) below or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is a Crossed Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property. Except with respect to Crossed Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Mortgage Loan.

9.

UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary, at the time of the origination of the Mortgage Loan, to perfect a valid security interest in all items of personal property located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Mortgage Loan) material to the value of the Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

10.

All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

11.

To the Seller’s actual knowledge as of the Cut-Off Date, and to the Seller’s actual knowledge based solely upon due diligence customarily performed with the origination of comparable Mortgage Loans by the Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the Seller’s actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

12.

The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan after all advances of principal (as set forth on the Mortgage Loan Schedule) is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller, its successors and assigns, subject only to the Title Exceptions; the Seller or its successors or assigns is the named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Trustee as mortgagee of record; is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no actual knowledge of any matter, which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to a public road (except as provided below) or (b) against any loss due to encroachments of any material portion of the improvements thereon.

13.

Except as provided below, as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property (or in the case of a Mortgaged Property without any elevator, 6 months), all of which was in full force and effect with respect to each related Mortgaged Property; and, except as provided below, as of the Cut-Off Date, to the actual knowledge of the Seller, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable through the Closing Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders.

The insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

14.

Except as provided below, (a) other than payments due but not yet 30 days or more delinquent, to the Seller’s actual knowledge, based upon due diligence customarily performed with the servicing of comparable mortgage loans by prudent institutional lenders, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the Seller’s actual knowledge no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any paragraphs of this Schedule I or in any paragraph of Schedule II, and (b) the Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, except for a written waiver contained in the related Mortgage File being delivered to the Purchaser, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

15.

As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

16.

Except with respect to ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate.

17.

Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

18.

Each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (a) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (b) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (i) as of the Testing Date, or (ii) as of the Closing Date. For purposes of the previous sentence, (A) the fair market value of the referenced interest in real property shall first be reduced by (1) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (2) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (B) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (1) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (2) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred. The Mortgage Loan documents with respect to each Defeasance Loan do not allow such Defeasance Loan to be defeased prior to two years after the Startup Day.

19.

One or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the Seller and the Seller’s affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). If any such environmental report identified any Recognized Environmental Condition (REC), as that term is defined in the Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process Designation: E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either (i) an escrow greater than 100% of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the Mortgagor has covenanted in the Mortgage Loan documents to perform such work), (ii) the related Mortgagor or other responsible party having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the Mortgagor has provided an environmental insurance policy, (iv) an operations and maintenance plan has been or will be implemented or (v) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation. All environmental assessments or updates that were in the possession of the

Seller and that relate to a Mortgaged Property insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy.

20.

Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof (or in the case of a 2007-C30 Serviced Mortgage Loan, the 2007-C30 Trustee or, in the case of a Morgan Stanley 2007-IQ14 Serviced Mortgage Loan, the Morgan Stanley 2007-IQ14 Trustee) adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar law affecting the right of creditors and the application of principles of equity.

21.

At the time of origination and, to the actual knowledge of Seller as of the Cut-Off Date, no Mortgagor is a debtor in, and no Mortgaged Property is the subject of, any state or federal bankruptcy or insolvency proceeding.

22.

Each Mortgage Loan is a whole loan (except with respect to the Co-Lender Loans) and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, other than the ARD Loans, provide for negative amortization. The Seller holds no preferred equity interest.

23.

Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related Mortgagor and transfers of less than a controlling interest in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Crossed Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of Representation (26) below), or (b) the related Mortgaged Property is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt.

24.

Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

25.	Except as provided below, each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

26.

Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Mortgage Loans (a) which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Mortgage Loans (or portions thereof) in accordance with their terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Mortgage Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Mortgaged Property or the portion thereof that is being released, or (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Mortgaged Property that will not have a material adverse affect on the underwritten value of the security for the Mortgage Loan or that were not allocated to any value in the underwriting during the origination of the Mortgage Loan, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

27.

Except as provided below, to the Seller’s actual knowledge, based upon a letter from governmental authorities, a legal opinion, an endorsement to the related title policy, or based upon other due diligence considered reasonable by prudent commercial conduit mortgage lenders in the area where the applicable Mortgaged Property is located, as of the date of origination of such Mortgage Loan and as of the Cut-Off Date, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (a) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (b) would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.

28.

To the Seller’s actual knowledge based on surveys and/or the title policy referred to herein obtained in connection with the origination of each Mortgage Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

29.

With respect to at least 95% of such Seller’s Mortgage Loans (by balance) having a Cut-Off Date Balance in excess of 1% of the Initial Pool Balance, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property or Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person.

30.

No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the Seller to the Mortgagor and, to the Seller’s actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

31.

As of the date of origination and, to the Seller’s actual knowledge, as of the Cut-Off Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Mortgage Loan or the security intended to be provided by the Mortgage Loan documents or the current use of the Mortgaged Property.

32.

As of the date of origination, and, to the Seller’s actual knowledge, as of the Cut-Off Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

33.

The Mortgage Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for on such Mortgage Loan (other than an ARD Loan after the Anticipated Repayment Date) complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

34.

Except with respect to the Companion Loan of any Co-Lender Loan, the related Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Crossed Loan that is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

35.

The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect.

36.

All escrow deposits and payments required pursuant to the Mortgage Loan as of the Closing Date required to be deposited with the Seller in accordance with the Mortgage Loan documents have been so deposited, are in the possession, or under the control, of the Seller or its agent (or in the case of a 2007-C30 Serviced Mortgage Loan, in the possession of the 2007-C30 Master Servicer or, in the case of a Morgan Stanley 2007-IQ14 Serviced Mortgage Loan, in the possession of the Morgan Stanley 2007-IQ14 Master Servicer).

37.

To the Seller’s actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial and multifamily mortgage lending institutions with respect to the related geographic area and properties comparable to the related Mortgaged Property, as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and, as of the Cut-Off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.

38.

The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

39.

Except for Mortgagors under Mortgage Loans the Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

40.

Except as provided below, the Mortgage Loan documents for each Mortgage Loan provide that each Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor accepts responsibility for fraud and/or other intentional material misrepresentation. Furthermore, except as provided below, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Mortgage Loan documents.

41.

Subject to the exceptions set forth in Representation (5), the Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

42.	With respect to such Mortgage Loan, any Prepayment Premium or Yield Maintenance Charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

43.

If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance (1) no earlier than two years after the Closing Date, and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder (which, in the case of a 2007-C30 Serviced Mortgage Loan, are the Trustee and the 2007-C30 Trustee and, in the case of a Morgan Stanley 2007-IQ14 Serviced Mortgage Loan, are the Trustee and the Morgan Stanley 2007-C30 Trustee) can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Mortgage Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates. Notwithstanding the foregoing, some of the Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC Opinion of Counsel.

44.

To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

45.	Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan.

46.

Except with respect to the Companion Loan of any Co-Lender Loan, none of the Mortgaged Properties is encumbered, and none of the Mortgage Loan documents permits the related Mortgaged Property to be encumbered subsequent to the Closing Date without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the after the Cut-Off Date of the related Mortgage Loan).

47.

An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

SCHEDULE II

GROUND LEASE REPRESENTATIONS AND WARRANTIES

With respect to each Mortgage Loan secured in whole or in material part by a leasehold interest (except with respect to any Mortgage Loan also secured by a fee interest in the related Mortgaged Property), the Seller represents and warrants the following with respect to the related Ground Lease:

1.

Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

2.

Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

3.

Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and any such action without such consent is not binding on the mortgagee, its successors or assigns, except termination or cancellation if (a) an event of default occurs under the Ground Lease, (b) notice thereof is provided to the mortgagee and (c) such default is curable by the mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

4.

To the actual knowledge of the Seller, at the Closing Date, such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (a) there is no material default, and (b) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

5.

The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the Ground Lease or ancillary agreement.

6.

The Ground Lease (a) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (b) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

7.

A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

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8.

Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the Stated Maturity Date.

9.

Under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

10.	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

11.	The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

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SCHEDULE III

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Exceptions to Representation 8:

Loans:		Description of Exception:

1	Five Times Square

Each Mortgage Loan is cross-collateralized and cross-defaulted with its related Companion Loan(s), which is/are not included in the Mortgage Pool. In addition, the related Companion Loan(s) is/are secured by the same Mortgaged Property and the same Mortgage securing each Mortgage Loan.

2	Beacon D.C. & Seattle Pool
5	Peter Cooper Village & Stuyvesant Town

2	Beacon D.C. & Seattle Pool

With regard to the single largest asset in the related portfolio only, the mortgagee does not have a direct mortgage on the related real property. Instead with respect to that asset, the Mortgage Loan is secured by (i) a pledge of the sponsor’s ownership interests in a joint venture that owns such real property, (ii) a pledge by the related borrower of a mortgage between the underlying real property owner and such borrower and (iii) a pledge of 100% of the sponsor’s indirect ownership interest in such real property.

With respect to three of the assets in the related portfolio only, the mortgagee does not have a mortgage on the related real property. Instead, the underlying owners of such real property have covenanted to deposit portions of the related cash flow and additional collateral from such real properties into a lockbox.

Exceptions to Representation 12:

Loans:		Description of Exception:

5	Peter Cooper Village & Stuyvesant Town

The related Mortgagor makes a representation in the related loan agreement that “All Improvements necessary for the efficient use and operation of the Mortgaged Property, including, without limitation, all improvements which were included for purposes of determining the appraised value of the Mortgaged Property in the appraisal, have been

III-1

Loans:		Description of Exception:

completed and, except for de minimis encroachments which do not have a Material Adverse Effect or otherwise adversely affect the value of the Mortgaged Property and which are set forth on the survey, none of said improvements lie outside the boundaries and building restriction lines of the Mortgaged Property.”

2	Beacon D.C. & Seattle Pool

With regard to the single largest asset in the related portfolio only, the mortgagee does not have a direct mortgage on the related real property. Instead with respect to that asset, the Mortgage Loan is secured by (i) a pledge of the sponsor’s ownership interests in a joint venture that owns such real property, (ii) a pledge by the related borrower of a mortgage between the underlying real property owner and such borrower and (iii) a pledge of 100% of the sponsor’s indirect ownership interest in such real property.

With respect to three of the assets in the related portfolio only, the mortgagee does not have a mortgage on the related real property. Instead, the underlying owners of such real property have covenanted to deposit portions of the related cash flow and additional collateral from such real properties into a lockbox.

Exceptions to Representation 13:

Loans:		Description of Exception:

1	Five Times Square	With respect to the non-payment of premiums the Mortgage provides that the policy may not be terminable and may not be reduced without at least 5 days prior notice to the mortgagee.

5	Peter Cooper Village & Stuyvesant Town

The related loan agreement requires that the Mortgagor carry insurance against loss or damage by fire, casualty and other hazards included in an “all-risk” coverage endorsement or its equivalent, with such insurance to be written on a replacement cost basis, covering the Mortgaged Property with a

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Loans:		Description of Exception:

limit of not less than $400,000,000 per loss. As to terrorism insurance coverage, (A) during any period of the term of the Loan that the Terrorism Risk Insurance Extension Act of 2005 (“TRIEA”) is in effect, if “acts of terrorism” or other similar acts or events are hereafter excluded from Mortgagor’s comprehensive all risk insurance policy (including business interruption, rent loss or similar insurance coverage), Mortgagor shall obtain an endorsement to such policy, or a separate policy insuring against all “certified acts of terrorism” as defined by TRIEA and “fire following”, which for purposes of this Loan Agreement shall mean actual replacement value of the Mortgaged Property (exclusive of the Mortgaged Property, footings and foundations) with a waiver of depreciation and with a limit of not less than $300,000,000 and (B) during any period of the term of the Loan that TRIEA is not in effect, if “acts of terrorism” or other similar acts or events or “fire following” are hereafter excluded from Mortgagor’s comprehensive all risk insurance policy or business interruption insurance coverage, Mortgagor shall obtain an endorsement to such policy, or a separate policy insuring against all such excluded acts or events, to the extent such policy or endorsement is available, in an amount determined by Mortgagee in its reasonable discretion (but in no event greater than the total insurable value of the Mortgaged Property plus the business interruption, rent loss or similar coverage) required hereunder with a limit of not less than $300,000,000; provided, that Mortgagor shall not be required to pay annual premiums in excess of 150% of the current cost of Terrorism insurance as increased by CPI. The related loan agreement provides that if the insurance is provided by a syndicate of insurers, the coverage shall be acceptable if: (i) the first layer of coverage is provided by carriers rated “A-” or better from S&P; (ii) sixty percent (60%) (seventy- five percent (75%) if there four or fewer members in the syndicate) of the aggregate limits under such Policies are provided by carriers with a minimum “A-” rating from S&P and (iii) the S&P rating of the remaining carriers must be at least “BBB”.

26	East Gate Phase II	The related Mortgage Loan documents require the

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Loans:		Description of Exception:

66	East Gate Phase III	Mortgagee to be named only as the first mortgagee and not specifically as the loss payee in all property insurance policies.
42	East Gate Phase IV
43	East Gate Phase V
93	East Gate Phase VI

171	CVS - San Antonio

The related Mortgage Loan documents do not require business interruption insurance; the related Mortgagor and Indemnitor agreed to a non-recourse carveout in lieu of such insurance pursuant to the related Mortgage Loan documents.

154	Best Buy- Kohler, WI	The related Mortgage Loan documents permit the related Mortgagor to self-insure the related Mortgaged Property.
171	CVS - San Antonio

Exceptions to Representation 16:

Loans:		Description of Exception:

82	Northridge Promenade Shopping Center	The related Mortgage Loan documents provide that the Mortgage Rate varies during the first 84 months of the Mortgage Loan’s term and is fixed thereafter.

Exceptions to Representation 19:

Loans:		Description of Exception:

5	Peter Cooper Village & Stuyvesant Town

The “Environmental Compliance” section of the loan agreement has been revised so as to: (a) limit the representation that there is no asbestos on the Mortgaged Property by adding the qualifier “requiring abatement or removal pursuant to environmental statutes”; (b) limit the representations, by adding the qualifier “to Mortgagor’s knowledge,” that there are no threatened lawsuits or that Mortgagor has waived any person’s liability with regard to hazardous material on the Mortgaged Property; and (c) exclude from the Environmental Indemnification section any duty of Mortgagor to indemnify Mortgagees from “consequential, special or punitive damages” associated with environmental problems with the Mortgaged Property.

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Loans:		Description of Exception:

Additionally, Mortgagor waived any liability of the seller of the Mortgaged Property for environmental matters.

47	35 Nutmeg Drive

The Mortgagor’s personal liability for environmental matters under the related loan documents is subject to a sunset provision which provides that upon the earlier to occur of (i) the date which is one (1) year and one (1) day after payment or satisfaction of the Mortgage Loan in full or (ii) the date of written notice by the Mortgagee to the Indemnitors that the Mortgagee has received a Phase I Environmental Assessment of the Mortgaged Property acceptable to the Mortgagee in its sole discretion, the Indemnitors shall have no further liability except for costs accrued by or accruing against the Mortgagee prior to such date.

Exceptions to Representation 22:

Loans:		Description of Exception:

5	Peter Cooper Village & Stuyvesant Town	Merrill Lynch and Wachovia have a combined $1,000,000,000 indirect equity investment in the Mortgagor.

14	City Heights Apartment Homes	Wachovia Development Corporation, an affiliate of Wachovia, is the 90% owner of the sole member of the related Mortgagor.

Exceptions to Representation 27:

Loans:		Description of Exception:

5	Peter Cooper Village & Stuyvesant Town	A zoning memorandum prepared by Kramer Levin Naftalis & Frankel LLP was obtained at origination.

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Loans:		Description of Exception:

33	The Overlook at St. Thomas

The Mortgaged Property was found to be legally non-conforming with respect to parking, due to a shortage of 4 handicap parking spaces, which the related Mortgagor has agreed to correct within 6 months of March 14, 2007 (the date of origination). A zoning endorsement was obtained at origination.

Exceptions to Representation 29:

Loans:		Description of Exception:

5	Peter Cooper Village & Stuyvesant Town

The Borrower and, as applicable, the assets of the Borrower’s general partner may be included in a consolidated financial statement of their affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower and the general partner from such affiliate and to indicate that the Borrower’s and the general partner’s assets and credit are not available to satisfy the debts and other obligations of such affiliate or any other person, except with respect to the other the Borrower and (ii) the assets of the Borrower and the general partner shall also be listed on its own separate balance sheet and the Borrower and, if applicable, the general partner have, if required by applicable law, filed and will, if required by applicable law, file its own tax returns and pay any taxes required to be paid under applicable law.

Exceptions to Representation 31:

Loans:		Description of Exception:

2	Beacon D.C. & Seattle Pool

A Notice of Lis Pendens has been filed with respect to one of the properties for which a pledge of the ownership interest therein provides part of the security for the related Mortgage Loan in connection with a lawsuit filed by one of the limited partners against the general partner and its affiliates and other current and former limited partners of the owner such property.

III-6

Loans:		Description of Exception:

5	Peter Cooper Village & Stuyvesant Town	One of the sponsors of the related Mortgage Loan, and one of the mortgagors are subject to two class- action lawsuits filed by certain tenants of the Property.

Exceptions to Representation 40:

Loans:		Description of Exception:

2	Beacon D.C. & Seattle Pool	The loan is recourse to the borrowers.

152	Holly Glen Apartments

Pursuant to Side Letter Agreement, the Mortgagor and Indemnitor assume 50% recourse liability for the Loan in the event that the DSCR of the Mortgaged Property falls below 1.00x during the first 24 months of “Lease Up” of Phase II of Holly Glen Apartments.

24	Park Place Apartments	The Mortgagor and Indemnitor provide a guaranty in the amount of approximately $6,530,000 only until the DSCR of the Mortgaged Property reaches 1.10x for a 30 consecutive day period.

47	35 Nutmeg Drive

The Mortgagor’s personal liability for environmental matters under the related loan documents is subject to a sunset provision which provides that upon the earlier to occur of (i) the date which is one (1) year and one (1) day after payment or satisfaction of the Mortgage Loan in full or (ii) the date of written notice by the Mortgagee to the Indemnitors that the Mortgagee has received a Phase I Environmental Assessment of the Mortgaged Property acceptable to the Mortgagee in its sole discretion, the Indemnitors shall have no further liability except for costs accrued by or accruing against the Mortgagee prior to such date.

III-7

Exceptions to Representation 45:

Loans:		Description of Exception:

14	City Heights Apartment Homes

Wachovia Development Corporation, an affiliate of the Seller, owns a preferred equity interest in the related Mortgagor, and the terms of such preferred equity interest could require such affiliate to make an additional capital contribution.

Exceptions to Representation 46:

Loans:			Description of Exception:
`
5	Peter Cooper Village & Stuyvesant Town

At any time during the period commencing on the payment date in November 2011 and ending on the payment date in May 2013, Mortgagor shall have the one-time right to obtain additional financing secured by the Mortgaged Property, provided that the terms and conditions set forth in the loan documentation are satisfied.

44	Doubletree Hotel – Tucson, AZ		The related Mortgage Loan documents permit future secondary debt secured by the Mortgaged Property subject to conditions set forth in the related Mortgage Loan documents.
53	Beachwalk Shopping Center
128	Wind Tree
150	Pear Tree

III-8

EXHIBIT A

Mortgage Loan Schedule

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

1	1	Five Times Square(1)(2)	Five Times Square	New York	NY	10036	New York
2	1	Beacon D.C. & Seattle Pool(1)	Various	Various	Various	Various	Various
2.01		Market Square	701, 801 Pennsylvania Avenue NW	Washington	DC	20004	District Of Columbia
2.02		Polk & Taylor Buildings	2521 S Clark Street & 2530 Crystal Drive	Arlington	VA	22202	Arlington
2.03		Wells Fargo Center	999 Third Avenue	Seattle	WA	98104	King
2.04		One, Two & Three Lafayette Centre	1120 20th Street NW; 1155 21st Street NW; 1133 21st Street NW	Washington	DC	20036	District of Columbia
2.05		Booz Allen Complex	8251 Greensboro Drive; 8281 Greensboro Drive; 8283 Greensboro Drive	Mc Lean	VA	22102	Fairfax
2.06		Key Center	601 108th Avenue NE	Bellevue	WA	98004	King
2.07		Sunset North	3060-3180, 139th Avenue SE	Bellevue	WA	98005	King
2.08		City Center Bellevue	500 108th Avenue NE	Bellevue	WA	98004	King
2.09		Plaza Center and US Bank Tower	10800 and 10900 NE 8th Street	Bellevue	WA	98004	King
2.10		1616 Fort Myer Drive	1616 Fort Myer Drive	Arlington	VA	22209	Arlington
2.11		American Center	8300 & 8330 Boone Boulevard	Vienna	VA	22182	Fairfax
2.12		Eastgate Office Park	15325 SE 30th Place	Bellevue	WA	98007	King
2.13		Liberty Place	325 7th Street NW	Washington	DC	20004	District Of Columbia
2.14		Lincoln Executive Center Buildings I, II, III, A&B	3380 146th Place Southeast, 14332 Southeast Eastgate Way, 3245 146th Place Southeast; 3290 and 3310 146th Place Southeast	Bellevue	WA	98007	King
2.15		11111 Sunset Hills Road	11111 Sunset Hills Road	Reston	VA	20190	Fairfax
2.16		Army and Navy Club Building	1627 I Street NW	Washington	DC	20006	District Of Columbia
2.17		Plaza East	11100 NE 8th Street	Bellevue	WA	98004	King
2.18		Reston Town Center	11911 Freedom Drive	Reston	VA	20190	Fairfax
2.19		1300 North Seventeenth Street	1300 North 17th Street	Arlington	VA	22209	Arlington
2.20		Washington Mutual Tower	1201 Third Avenue	Seattle	WA	98101	King
5	2	Peter Cooper Village & Stuyvesant Town Pool(1)(3)	Various	New York	NY	Various	New York
5.01		Stuyvesant Town	317 Avenue C (General Management Office); Various Others	New York	NY	10009	New York
5.02		Peter Cooper Village	4 Peter Cooper Road (Security Office); Various Others	New York	NY	10016	New York
6	1	Hyatt Regency Grand Cypress	One Grand Cypress Boulevard	Orlando	FL	32836	Orange
7	1	Boston Marriott Long Wharf(4)	296 State Street	Boston	MA	02109	Suffolk
8	1	Ashford Hospitality Pool 3	Various	Various	Various	Various	Various
8.01		Courtyard - San Francisco, CA	299 Second Street	San Francisco	CA	94105	San Francisco
8.02		Courtyard - Seattle, WA	925 Westlake Avenue North	Seattle	WA	98109	King
9	1	Ashford Hospitality Pool 2	Various	Various	Various	Various	Various
9.01		Residence Inn - Phoenix , AZ	801 North 44th Street	Phoenix	AZ	85008	Maricopa
9.02		SpringHill Suites - Hawthorne, CA	14620 Aviation Boulevard	Hawthorne	CA	90250	Los Angeles
9.03		Towne Place Suites - Hawthorne, CA	14400 Aviation Boulevard	Hawthorne	CA	90250	Los Angeles
9.04		SpringHill Suites - Plymouth Meeting, PA	430 Plymouth Road	Plymouth Meeting	PA	19462	Montgomery
9.05		SpringHill Suites - Glen Allen, VA	9701 Brook Road	Glen Allen	VA	23059	Henrico
9.06		Residence Inn - Plano, TX	5001 Whitestone Lane	Plano	TX	75024	Collin
9.07		Residence Inn - Newark, CA	35466 Dumbarton Court	Newark	CA	94560	Alameda
10	1	Los Angeles International Jewelry Center(5)	550 South Hill Street	Los Angeles	CA	90013	Los Angeles

12	1	Ashford Hospitality Pool 1	Various	Various	Various	Various	Various
12.01		Courtyard - Basking Ridge, NJ	595 Martinsville Road	Basking Ridge	NJ	07920	Somerset
12.02		Courtyard - Oakland Airport, CA	350 Hegenberger Road	Oakland	CA	94621	Alameda
12.03		Courtyard - Scottsdale, AZ	3311 North Scottsdale Road	Scottsdale	AZ	85251	Maricopa
12.04		Courtyard - Plano, TX	6840 North Dallas Parkway	Plano	TX	75024	Collin
12.05		Courtyard - Newark, CA	34905 Newark Boulevard	Newark	CA	94560	Alameda
13	1	Osprey Pool	Various	Various	Various	Various	Various
13.01		First Citizens Plaza	128 South Tryon Street	Charlotte	NC	28202	Mecklenburg
13.02		Sarasota City Center	1819 Main Street	Sarasota	FL	34236	Sarasota
14	2	City Heights Apartment Homes(6)	209 South Westmoreland Avenue	Los Angeles	CA	90004	Los Angeles
15	1	Ponte Vedra Inn & Club	200 Ponte Vedra Boulevard	Ponte Vedra Beach	FL	32082	St. John and Duval
17	1	Southern Palm Crossing Shopping Center(7)	11001 Southern Boulevard	Royal Palm Beach	FL	33411	Palm Beach
18	1	635 Madison Avenue	635 Madison Avenue	New York	NY	10022	New York
19	1	Cherry Hill Corporate Center Pool	Various	Various	MA	Various	Essex
19.01		24-42 Cherry Hill Drive	24-42 Cherry Hill Drive	Danvers	MA	01923	Essex
19.02		71 Cherry Hill Drive	71 Cherry Hill Drive	Beverly	MA	01915	Essex
19.03		35 Cherry Hill Drive	35 Cherry Hill Drive	Danvers	MA	01923	Essex
19.04		37 Cherry Hill Drive	37 Cherry Hill Drive	Danvers	MA	01923	Essex
19.05		33 Cherry Hill Drive	33 Cherry Hill Drive	Danvers	MA	01923	Essex
19.06		54 Cherry Hill Drive	54 Cherry Hill Drive	Danvers	MA	01923	Essex
19.07		72 Cherry Hill Drive	72 Cherry Hill Drive	Beverly	MA	01915	Essex
19.08		66 Cherry Hill Drive	66 Cherry Hill Drive	Beverly	MA	01915	Essex

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

1	1	Five Times Square(1)(2)	536,000,000.00	IO		5.423125%	1,101,779
2	1	Beacon D.C. & Seattle Pool(1)	414,000,000.00	IO		5.7970%	9,848,341
2.01		Market Square					678,348
2.02		Polk & Taylor Buildings					904,226
2.03		Wells Fargo Center					944,141
2.04		One, Two & Three Lafayette Centre					711,495
2.05		Booz Allen Complex					731,234
2.06		Key Center					473,988
2.07		Sunset North					463,182
2.08		City Center Bellevue					465,765
2.09		Plaza Center and US Bank Tower					466,948
2.10		1616 Fort Myer Drive					294,521
2.11		American Center					329,695
2.12		Eastgate Office Park					251,088
2.13		Liberty Place					163,936
2.14		Lincoln Executive Center Buildings I, II, III, A&B					277,672
2.15		11111 Sunset Hills Road					216,469
2.16		Army and Navy Club Building					102,822
2.17		Plaza East					148,952
2.18		Reston Town Center					764,103
2.19		1300 North Seventeenth Street					380,743
2.20		Washington Mutual Tower					1,079,013
5	2	Peter Cooper Village & Stuyvesant Town Pool(1)(3)	247,727,272.72	IO	0 default, 5 late	6.4340%	11,227
5.01		Stuyvesant Town					8,746
5.02		Peter Cooper Village					2,481
6	1	Hyatt Regency Grand Cypress	199,757,745.13	1,193,921.54		5.7100%	750
7	1	Boston Marriott Long Wharf(4)	176,000,000.00	IO		5.5800%	402
8	1	Ashford Hospitality Pool 3	128,408,000.00	765,940.09		5.9523333333%	655
8.01		Courtyard - San Francisco, CA					405
8.02		Courtyard - Seattle, WA					250
9	1	Ashford Hospitality Pool 2	126,466,000.00	754,356.27		5.9523333333%	1,137
9.01		Residence Inn - Phoenix , AZ					200
9.02		SpringHill Suites - Hawthorne, CA					164
9.03		Towne Place Suites - Hawthorne, CA					144
9.04		SpringHill Suites - Plymouth Meeting, PA					199
9.05		SpringHill Suites - Glen Allen, VA					136
9.06		Residence Inn - Plano, TX					126
9.07		Residence Inn - Newark, CA					168
10	1	Los Angeles International Jewelry Center(5)	124,400,000.00	714,311.15		5.6020%	369,853
12	1	Ashford Hospitality Pool 1	115,600,000.00	689,541.73		5.9523333333%	905
12.01		Courtyard - Basking Ridge, NJ					235
12.02		Courtyard - Oakland Airport, CA					156
12.03		Courtyard - Scottsdale, AZ					180
12.04		Courtyard - Plano, TX					153
12.05		Courtyard - Newark, CA					181
13	1	Osprey Pool	113,360,000.00	IO		5.6100%	724,097
13.01		First Citizens Plaza					475,043
13.02		Sarasota City Center					249,054
14	2	City Heights Apartment Homes(6)	98,000,000.00	IO		5.6500%	687
15	1	Ponte Vedra Inn & Club	80,000,000.00	470,931.88		5.8300%	249

17	1	Southern Palm Crossing Shopping Center(7)	69,675,000.00	IO	5.9100%	346,042
18	1	635 Madison Avenue	56,500,000.00	IO	5.6000%	143,825
19	1	Cherry Hill Corporate Center Pool	51,700,000.00	IO	5.7300%	601,889
19.01		24-42 Cherry Hill Drive				100,612
19.02		71 Cherry Hill Drive				100,928
19.03		35 Cherry Hill Drive				77,712
19.04		37 Cherry Hill Drive				60,000
19.05		33 Cherry Hill Drive				60,600
19.06		54 Cherry Hill Drive				68,700
19.07		72 Cherry Hill Drive				59,146
19.08		66 Cherry Hill Drive				32,669

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)

1	1	Five Times Square(1)(2)	Sq. Ft.	120	118	03/11/17	IO	IO
2	1	Beacon D.C. & Seattle Pool(1)	Sq. Ft.	60	60	05/07/12	IO	IO
2.01		Market Square	Sq. Ft.
2.02		Polk & Taylor Buildings	Sq. Ft.
2.03		Wells Fargo Center	Sq. Ft.
2.04		One, Two & Three Lafayette Centre	Sq. Ft.
2.05		Booz Allen Complex	Sq. Ft.
2.06		Key Center	Sq. Ft.
2.07		Sunset North	Sq. Ft.
2.08		City Center Bellevue	Sq. Ft.
2.09		Plaza Center and US Bank Tower	Sq. Ft.
2.10		1616 Fort Myer Drive	Sq. Ft.
2.11		American Center	Sq. Ft.
2.12		Eastgate Office Park	Sq. Ft.
2.13		Liberty Place	Sq. Ft.
2.14		Lincoln Executive Center Buildings I, II, III, A&B	Sq. Ft.
2.15		11111 Sunset Hills Road	Sq. Ft.
2.16		Army and Navy Club Building	Sq. Ft.
2.17		Plaza East	Sq. Ft.
2.18		Reston Town Center	Sq. Ft.
2.19		1300 North Seventeenth Street	Sq. Ft.
2.20		Washington Mutual Tower	Sq. Ft.
5	2	Peter Cooper Village & Stuyvesant Town Pool(1)(3)	Units	120	115	12/08/16	IO	IO
5.01		Stuyvesant Town	Units
5.02		Peter Cooper Village	Units
6	1	Hyatt Regency Grand Cypress	Rooms	84	83	04/11/14	336	335
7	1	Boston Marriott Long Wharf(4)	Rooms	120	119	04/11/17	IO	IO
8	1	Ashford Hospitality Pool 3	Rooms	120	119	04/11/17	360	360
8.01		Courtyard - San Francisco, CA	Rooms
8.02		Courtyard - Seattle, WA	Rooms
9	1	Ashford Hospitality Pool 2	Rooms	120	119	04/11/17	360	360
9.01		Residence Inn - Phoenix , AZ	Rooms
9.02		SpringHill Suites - Hawthorne, CA	Rooms
9.03		Towne Place Suites - Hawthorne, CA	Rooms
9.04		SpringHill Suites - Plymouth Meeting, PA	Rooms
9.05		SpringHill Suites - Glen Allen, VA	Rooms
9.06		Residence Inn - Plano, TX	Rooms
9.07		Residence Inn - Newark, CA	Rooms
10	1	Los Angeles International Jewelry Center(5)	Sq. Ft.	120	119	04/11/17	360	360
12	1	Ashford Hospitality Pool 1	Rooms	120	119	04/11/17	360	360
12.01		Courtyard - Basking Ridge, NJ	Rooms
12.02		Courtyard - Oakland Airport, CA	Rooms
12.03		Courtyard - Scottsdale, AZ	Rooms
12.04		Courtyard - Plano, TX	Rooms
12.05		Courtyard - Newark, CA	Rooms
13	1	Osprey Pool	Sq. Ft.	120	119	04/11/17	IO	IO
13.01		First Citizens Plaza	Sq. Ft.
13.02		Sarasota City Center	Sq. Ft.
14	2	City Heights Apartment Homes(6)	Units	120	118	03/11/17	IO	IO
15	1	Ponte Vedra Inn & Club	Rooms	120	119	04/11/17	360	360

17	1	Southern Palm Crossing Shopping Center(7)	Sq. Ft.	120	120	05/11/17	IO	IO
18	1	635 Madison Avenue	Sq. Ft.	120	118	03/11/17	IO	IO
19	1	Cherry Hill Corporate Center Pool	Sq. Ft.	120	118	03/11/17	IO	IO
19.01		24-42 Cherry Hill Drive	Sq. Ft.
19.02		71 Cherry Hill Drive	Sq. Ft.
19.03		35 Cherry Hill Drive	Sq. Ft.
19.04		37 Cherry Hill Drive	Sq. Ft.
19.05		33 Cherry Hill Drive	Sq. Ft.
19.06		54 Cherry Hill Drive	Sq. Ft.
19.07		72 Cherry Hill Drive	Sq. Ft.
19.08		66 Cherry Hill Drive	Sq. Ft.

Mortgage Loan Number	Loan Group Number	Property Name	Ground Lease	Master Servicing Fee Rate	ARD Loan	Anticipated Repayment Date	Additional Interest Rate

1	1	Five Times Square(1)(2)	Leasehold	0.02000%	N
2	1	Beacon D.C. & Seattle Pool(1)	Various	0.02000%	N
2.01		Market Square	Fee
2.02		Polk & Taylor Buildings	Fee
2.03		Wells Fargo Center	Fee
2.04		One, Two & Three Lafayette Centre	Fee
2.05		Booz Allen Complex	Fee
2.06		Key Center	Leasehold
2.07		Sunset North	Fee
2.08		City Center Bellevue	Fee
2.09		Plaza Center and US Bank Tower	Fee
2.10		1616 Fort Myer Drive	Fee
2.11		American Center	Fee
2.12		Eastgate Office Park	Fee
2.13		Liberty Place	Fee
2.14		Lincoln Executive Center Buildings I, II, III, A&B	Fee
2.15		11111 Sunset Hills Road	Fee
2.16		Army and Navy Club Building	Fee
2.17		Plaza East	Fee
2.18		Reston Town Center	Fee
2.19		1300 North Seventeenth Street	Fee
2.20		Washington Mutual Tower	Fee
5	2	Peter Cooper Village & Stuyvesant Town Pool(1)(3)	Fee	0.02000%	N
5.01		Stuyvesant Town	Fee
5.02		Peter Cooper Village	Fee
6	1	Hyatt Regency Grand Cypress	Fee	0.02000%	Y	4/11/2014	Greater of initial interest rate plus 2.5% or TCMYI plus 2.5%
7	1	Boston Marriott Long Wharf(4)	Fee	0.02000%	N
8	1	Ashford Hospitality Pool 3	Fee	0.02000%	N
8.01		Courtyard - San Francisco, CA	Fee
8.02		Courtyard - Seattle, WA	Fee
9	1	Ashford Hospitality Pool 2	Fee	0.02000%	N
9.01		Residence Inn - Phoenix , AZ	Fee
9.02		SpringHill Suites - Hawthorne, CA	Fee
9.03		Towne Place Suites - Hawthorne, CA	Fee
9.04		SpringHill Suites - Plymouth Meeting, PA	Fee
9.05		SpringHill Suites - Glen Allen, VA	Fee
9.06		Residence Inn - Plano, TX	Fee
9.07		Residence Inn - Newark, CA	Fee
10	1	Los Angeles International Jewelry Center(5)	Fee	0.02000%	N
12	1	Ashford Hospitality Pool 1	Fee	0.02000%	N
12.01		Courtyard - Basking Ridge, NJ	Fee
12.02		Courtyard - Oakland Airport, CA	Fee
12.03		Courtyard - Scottsdale, AZ	Fee
12.04		Courtyard - Plano, TX	Fee
12.05		Courtyard - Newark, CA	Fee
13	1	Osprey Pool	Various	0.02000%	N
13.01		First Citizens Plaza	Leasehold
13.02		Sarasota City Center	Fee
14	2	City Heights Apartment Homes(6)	Fee	0.02000%	N
15	1	Ponte Vedra Inn & Club	Fee	0.02000%	N

17	1	Southern Palm Crossing Shopping Center(7)	Fee	0.02000%	N
18	1	635 Madison Avenue	Leasehold	0.02000%	N
19	1	Cherry Hill Corporate Center Pool	Fee	0.02000%	N
19.01		24-42 Cherry Hill Drive	Fee
19.02		71 Cherry Hill Drive	Fee
19.03		35 Cherry Hill Drive	Fee
19.04		37 Cherry Hill Drive	Fee
19.05		33 Cherry Hill Drive	Fee
19.06		54 Cherry Hill Drive	Fee
19.07		72 Cherry Hill Drive	Fee
19.08		66 Cherry Hill Drive	Fee

Mortgage Loan Number	Loan Group Number	Property Name	Loan Originator	Environmental Insurance	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions	Early Defeasance	Secured by LC

1	1	Five Times Square(1)(2)	Wachovia	N		Y	N	N
2	1	Beacon D.C. & Seattle Pool(1)	Wachovia	N		Y	N	N
2.01		Market Square		N
2.02		Polk & Taylor Buildings		N
2.03		Wells Fargo Center		N
2.04		One, Two & Three Lafayette Centre		N
2.05		Booz Allen Complex		N
2.06		Key Center		N
2.07		Sunset North		N
2.08		City Center Bellevue		N
2.09		Plaza Center and US Bank Tower		N
2.10		1616 Fort Myer Drive		N
2.11		American Center		N
2.12		Eastgate Office Park		N
2.13		Liberty Place		N
2.14		Lincoln Executive Center Buildings I, II, III, A&B		N
2.15		11111 Sunset Hills Road		N
2.16		Army and Navy Club Building		N
2.17		Plaza East		N
2.18		Reston Town Center		N
2.19		1300 North Seventeenth Street		N
2.20		Washington Mutual Tower		N
5	2	Peter Cooper Village & Stuyvesant Town Pool(1)(3)	Wachovia	Y		Y	N	N
5.01		Stuyvesant Town		Y
5.02		Peter Cooper Village		Y
6	1	Hyatt Regency Grand Cypress	Wachovia	N		Y	N	N
7	1	Boston Marriott Long Wharf(4)	Wachovia	N		Y	N	N
8	1	Ashford Hospitality Pool 3	Wachovia	N		Y	N	N
8.01		Courtyard - San Francisco, CA		N
8.02		Courtyard - Seattle, WA		N
9	1	Ashford Hospitality Pool 2	Wachovia	N		Y	N	N
9.01		Residence Inn - Phoenix , AZ		N
9.02		SpringHill Suites - Hawthorne, CA		N
9.03		Towne Place Suites - Hawthorne, CA		N
9.04		SpringHill Suites - Plymouth Meeting, PA		N
9.05		SpringHill Suites - Glen Allen, VA		N
9.06		Residence Inn - Plano, TX		N
9.07		Residence Inn - Newark, CA		N
10	1	Los Angeles International Jewelry Center(5)	Wachovia	N		N	N	N
12	1	Ashford Hospitality Pool 1	Wachovia	N		Y	N	N
12.01		Courtyard - Basking Ridge, NJ		N
12.02		Courtyard - Oakland Airport, CA		N
12.03		Courtyard - Scottsdale, AZ		N
12.04		Courtyard - Plano, TX		N
12.05		Courtyard - Newark, CA		N
13	1	Osprey Pool	Wachovia	N		Y	N	N
13.01		First Citizens Plaza		N

13.02		Sarasota City Center		N
14	2	City Heights Apartment Homes(6)	Wachovia	N	Y	N	N
15	1	Ponte Vedra Inn & Club	Wachovia	N	Y	N	N
17	1	Southern Palm Crossing Shopping Center(7)	Wachovia	N	Y	N	Y
18	1	635 Madison Avenue	Wachovia	N	Y	N	N
19	1	Cherry Hill Corporate Center Pool	Wachovia	N	N	N	N
19.01		24-42 Cherry Hill Drive		N
19.02		71 Cherry Hill Drive		N
19.03		35 Cherry Hill Drive		N
19.04		37 Cherry Hill Drive		N
19.05		33 Cherry Hill Drive		N
19.06		54 Cherry Hill Drive		N
19.07		72 Cherry Hill Drive		N
19.08		66 Cherry Hill Drive		N

Mortgage Loan Number	Loan Group Number	Property Name	Interest Accrual Method	Lockbox	Annual Deposit to Replacement Reserves	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

1	1	Five Times Square(1)(2)	Actual/360	Day 1	57,638
2	1	Beacon D.C. & Seattle Pool(1)	Actual/360	Day 1			18,200,095
2.01		Market Square
2.02		Polk & Taylor Buildings
2.03		Wells Fargo Center
2.04		One, Two & Three Lafayette Centre
2.05		Booz Allen Complex
2.06		Key Center
2.07		Sunset North
2.08		City Center Bellevue
2.09		Plaza Center and US Bank Tower
2.10		1616 Fort Myer Drive
2.11		American Center
2.12		Eastgate Office Park
2.13		Liberty Place
2.14		Lincoln Executive Center Buildings I, II, III, A&B
2.15		11111 Sunset Hills Road
2.16		Army and Navy Club Building
2.17		Plaza East
2.18		Reston Town Center
2.19		1300 North Seventeenth Street
2.20		Washington Mutual Tower
5	2	Peter Cooper Village & Stuyvesant Town Pool(1)(3)	Actual/360	Day 1	2,808,000
5.01		Stuyvesant Town
5.02		Peter Cooper Village
6	1	Hyatt Regency Grand Cypress	Actual/360	Day 1
7	1	Boston Marriott Long Wharf(4)	Actual/360	Day 1	4.0% of Yearly Gross Revenue	171,750
8	1	Ashford Hospitality Pool 3	Actual/360	Day 1	4.0% of Yearly Gross Revenue	4,375
8.01		Courtyard - San Francisco, CA
8.02		Courtyard - Seattle, WA
9	1	Ashford Hospitality Pool 2	Actual/360	Day 1	4.0% of Yearly Gross Revenue	119,250
9.01		Residence Inn - Phoenix , AZ
9.02		SpringHill Suites - Hawthorne, CA
9.03		Towne Place Suites - Hawthorne, CA
9.04		SpringHill Suites - Plymouth Meeting, PA
9.05		SpringHill Suites - Glen Allen, VA
9.06		Residence Inn - Plano, TX
9.07		Residence Inn - Newark, CA
10	1	Los Angeles International Jewelry Center(5)	Actual/360	Day 1	55,586		2,000,000
12	1	Ashford Hospitality Pool 1	Actual/360	Day 1	4.0% of Yearly Gross Revenue	24,063
12.01		Courtyard - Basking Ridge, NJ
12.02		Courtyard - Oakland Airport, CA
12.03		Courtyard - Scottsdale, AZ
12.04		Courtyard - Plano, TX
12.05		Courtyard - Newark, CA
13	1	Osprey Pool	Actual/360	Day 1	167,208		2,863,657

13.01		First Citizens Plaza
13.02		Sarasota City Center
14	2	City Heights Apartment Homes(6)	Actual/360	59,082
15	1	Ponte Vedra Inn & Club	Actual/360	4.0% of Yearly Gross Revenue
17	1	Southern Palm Crossing Shopping Center(7)	Actual/360	17,302		870,000
18	1	635 Madison Avenue	Actual/360	28,765			(8)
19	1	Cherry Hill Corporate Center Pool	Actual/360	174,463	284,819	1,050,000
19.01		24-42 Cherry Hill Drive
19.02		71 Cherry Hill Drive
19.03		35 Cherry Hill Drive
19.04		37 Cherry Hill Drive
19.05		33 Cherry Hill Drive
19.06		54 Cherry Hill Drive
19.07		72 Cherry Hill Drive
19.08		66 Cherry Hill Drive

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

19.09		5 Cherry Hill Drive	5 Cherry Hill Drive	Danvers	MA	01923	Essex
20	1	First Colony Commons	15201 - 15555 Southwest Freeway	Sugarland	TX	77478	Fort Bend
21	1	611 West 6th Street	611 West 6th Street	Los Angeles	CA	90017	Los Angeles
23	1	Corporate Plaza	800 Delaware Avenue	Wilmington	DE	19801	New Castle
24	2	Park Place Apartments	675 Town Center Drive	Newport News	VA	23606	Newport News City
26	1	East Gate Square Phase II	1111 Nixon Drive	Moorestown	NJ	08057	Burlington
27	1	Saint Louis Marriott West(9)	660 Maryville Centre Drive	Saint Louis	MO	63141	Saint Louis
29	1	1020 19th Street	1020 19th Street, NW	Washington	DC	20036	District Of Columbia
30	1	1920 L Street	1920 L Street, NW	Washington	DC	20036	District Of Columbia
31	1	Scottsdale Medical Office(10)	9700 North 91st Place; 10752 North 89th Place; 8952 East Desert Cove Drive	Scottsdale	AZ	85260	Maricopa
33	2	The Overlook at St. Thomas Apartments	6800 Steeprun Road	Louisville	KY	40241	Jefferson
34	1	Toll Brothers Corporate Headquarters	250 Gibralter Road	Horsham	PA	19044	Montgomery
36	2	Regent Apartments	2750 Millerville Road	Baton Rouge	LA	70816	East Baton Rouge
37	1	1900 L Street	1900 L Street, NW	Washington	DC	20036	District Of Columbia
38	2	Colonial Grande at Promenade	2400 Central Parkway	Montgomery	AL	36106	Montgomery
39	1	Whittier Marketplace	11701-11891 Whittier Boulevard	Whittier	CA	90601	Los Angeles
41	2	Main Street Village Apartments I&II	5504 Town Center Drive	Granger	IN	46530	St Joseph
42	1	East Gate Square Phase IV	1311 Nixon Drive	Mount Laurel	NJ	08054	Burlington
43	1	East Gate Square Phase V	1520 Nixon Drive	Moorestown	NJ	08057	Burlington
44	1	Doubletree Hotel - Tucson, AZ(11)	445 South Alvernon Way	Tucson	AZ	85711	Pima
46	1	Durham Office(12)	3414, 3404 North Duke Street; 4117, 4101, 4020 North Roxborough Road	Durham	NC	27704	Durham
47	1	35 Nutmeg Drive	35 Nutmeg Drive	Trumbull	CT	06611	Fairfield
48	1	Parkway 400(13)	11800 & 11720 Amberpark Road	Alpharetta	GA	30004	Fulton
49	1	THF-Fairview Marketplace	2901-3103 West Broadway	Columbia	MO	65203	Boone
50	2	University Crescent Student Apartments	4500 Burbank Drive	Baton Rouge	LA	70820	East Baton Rouge
51	1	One & Two Decatur Town Center(14)	150 East Ponce de Leon Avenue & 125 Clairmont Avenue	Atlanta	GA	30030	Dekalb
52	2	The Summit	1801 Monks Avenue	Mankato	MN	56001	Blue Earth
53	1	Beachwalk Shopping Center	437 South Highway 101	Solana Beach	CA	92075	San Diego
54	2	University Oaks Student Housing	21 National Guard Road	Columbia	SC	29201	Richland
55	2	Royal Saint Moritz Apartments	2050 Grayson Drive	Grapevine	TX	76051	Tarrant
56	2	Vineyard Springs Apartments	18200 Blanco Springs Road	San Antonio	TX	78258	Bexar
57	1	The Phillips Building	7900-7920 Norfolk Avenue	Bethesda	MD	20814	Montgomery
58	1	200 Montague Street	200 Montague Street	Brooklyn	NY	11201	Kings
60	1	Courthouse Marketplace Retail Center	2476 Nimmo Parkway	Virginia Beach	VA	23456	Virginia Beach City
61	2	The Depot Apartments	555 Elm Street	Fort Worth	TX	76102	Tarrant
62	1	200 South Tryon	200 South Tryon Street	Charlotte	NC	28202	Mecklenburg
64	2	Walker Ranch Apartments	14500 Blanco Road	San Antonio	TX	78216	Bexar
66	1	East Gate Square Phase III	1420 Nixon Drive	Mount Laurel	NJ	08054	Burlington
67	1	St. Louis County Office Pool	Various	Various	MO	63127	Saint Louis
67.01		9735 Landmark Parkway Drive	9735 Landmark Parkway Drive	Saint Louis	MO	63127	Saint Louis
67.02		Laumeier III	3660 South Geyer Road	Saint Louis	MO	63127	Saint Louis
67.03		9701 Landmark Parkway Drive	9701 Landmark Parkway Drive	Sunset Hills	MO	63127	Saint Louis
67.04		9717 Landmark Parkway Drive	9717 Landmark Parkway Drive	Sunset Hills	MO	63127	Saint Louis
68	1	Donald Ross Village	4500 Donald Ross Road	Palm Beach Gardens	FL	33418	Palm Beach
71	1	901 7th Street	901 7th Street and 637 Eye Street, NW	Washington	DC	20001	District Of Columbia
75	2	Vista Pointe at the Valley Apartments(15)	701 Cowboys Parkway	Irving	TX	75063	Dallas

76	1	Lexington Green Building I and II	220 & 230 Lexington Green Circle	Lexington	KY	40503	Fayette
77	1	National Archives Building	8801 Kingsridge Drive	Dayton	OH	45458	Montgomery
78	2	The Marquis at Quarry Apartments	384 Treeline Park	San Antonio	TX	78209	Bexar
82	1	Northridge Promenade Shopping Center(16)	19510-19530 Nordhoff Street	Northridge	CA	91324	Los Angeles
84	1	15 Broad Street	15 Broad Street	Boston	MA	02109	Suffolk
85	2	Crossing Place	301 Lippencott Street	Knoxville	TN	37290	Knox
88	2	Springfield Apartments	4600 University Drive	Durham	NC	27707	Durham
93	1	East Gate Square Phase VI	1670 Nixon Drive	Moorestown	NJ	08057	Burlington
97	1	Wilmington Courthouse Parking Garage	6th and North King Streets	Wilmington	DE	19801	New Castle
99	1	Cypress Business Center	8301 Cypress Plaza Drive	Jacksonville	FL	32256	Duval
101	2	Sterling University at the Junction	5050 Sam Houston Avenue	Huntsville	TX	77340	Walker
102	1	Battleground Plaza	3712 Battleground Avenue	Greensboro	NC	27410	Guilford
107	1	CentrePointe Office(17)(18)	1926 10th Avenue North	Lake Worth	FL	33461	Palm Beach
109	2	Boulders Senior Living Apartments(19)	3533 Willow Avenue	White Bear Lake	MN	55110	Ramsey

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

19.09		5 Cherry Hill Drive					41,522
20	1	First Colony Commons	50,600,000.00	IO	0 default, 10 late	5.7300%	410,117
21	1	611 West 6th Street	50,000,000.00	IO		5.7600%	274,528
23	1	Corporate Plaza	47,000,000.00	271,003.79		5.6400%	277,799
24	2	Park Place Apartments	46,400,000.00	IO		5.5300%	361
26	1	East Gate Square Phase II	41,480,000.00	IO	5 default (after Lender notice twice per year), 0 late	5.4800%	154,742
27	1	Saint Louis Marriott West(9)	39,712,500.00	239,374.60		6.0500%	300
29	1	1020 19th Street	38,000,000.00	IO		5.6500%	107,338
30	1	1920 L Street	36,600,000.00	IO		5.6500%	101,317
31	1	Scottsdale Medical Office(10)	36,500,000.00	IO		5.4400%	154,136
33	2	The Overlook at St. Thomas Apartments	35,962,199.35	209,400.65		5.7200%	484
34	1	Toll Brothers Corporate Headquarters	35,125,000.00	IO		5.9700%	203,000
36	2	Regent Apartments	32,000,000.00	IO		6.1300%	318
37	1	1900 L Street	31,900,000.00	IO		5.6500%	104,394
38	2	Colonial Grande at Promenade	30,400,000.00	177,406.15		5.7500%	384
39	1	Whittier Marketplace	30,400,000.00	IO		5.6500%	168,263
41	2	Main Street Village Apartments I&II	28,700,000.00	IO		5.9200%	400
42	1	East Gate Square Phase IV	28,080,000.00	IO	5 default (after Lender notice twice per year), 0 late	5.4800%	99,560
43	1	East Gate Square Phase V	28,020,000.00	IO	5 default (after Lender notice twice per year), 0 late	5.4800%	94,286
44	1	Doubletree Hotel - Tucson, AZ(11)	27,471,119.03	159,941.38		5.7190%	295
46	1	Durham Office(12)	26,000,000.00	155,883.14	0 default, 15 late	6.0000%	276,329
47	1	35 Nutmeg Drive	25,600,000.00	146,964.22		5.6000%	278,655
48	1	Parkway 400(13)	25,500,000.00	148,811.08		5.7500%	192,786
49	1	THF-Fairview Marketplace	25,000,000.00	151,014.59		6.0700%	219,096
50	2	University Crescent Student Apartments	24,150,000.00	IO		5.6000%	192
51	1	One & Two Decatur Town Center(14)	24,000,000.00	138,840.17		5.6700%	185,354
52	2	The Summit	23,825,000.00	IO		5.6000%	192
53	1	Beachwalk Shopping Center	22,520,000.00	IO		5.6900%	52,875
54	2	University Oaks Student Housing	22,150,000.00	IO		5.6000%	180
55	2	Royal Saint Moritz Apartments	22,000,000.00	IO		5.6200%	336
56	2	Vineyard Springs Apartments	21,825,000.00	121,330.81	0 default, 10 late	5.3100%	364
57	1	The Phillips Building	21,700,000.00	IO		5.8600%	109,496
58	1	200 Montague Street	21,000,000.00	IO		5.6600%	45,335
60	1	Courthouse Marketplace Retail Center	20,750,000.00	120,038.90		5.6700%	103,263
61	2	The Depot Apartments	20,560,000.00	IO	0 default, 10 late	5.8100%	210
62	1	200 South Tryon	20,000,000.00	IO	0 default, 15 late	5.6600%	210,426
64	2	Walker Ranch Apartments	20,000,000.00	IO	0 default, 10 late	5.3600%	325
66	1	East Gate Square Phase III	19,280,000.00	IO	5 default (after Lender notice twice per year), 0 late	5.4800%	128,898
67	1	St. Louis County Office Pool	18,500,000.00	105,971.41		5.5800%	182,955
67.01		9735 Landmark Parkway Drive					84,905
67.02		Laumeier III					51,843
67.03		9701 Landmark Parkway Drive					22,600
67.04		9717 Landmark Parkway Drive					23,607

68	1	Donald Ross Village	18,000,000.00	104,472.08	0 default, no late charges for first 3 late payments	5.7000%	53,709
71	1	901 7th Street	17,250,000.00	IO		5.7700%	39,236
75	2	Vista Pointe at the Valley Apartments(15)	16,480,000.00	IO		5.6600%	231
76	1	Lexington Green Building I and II	16,400,000.00	94,874.12		5.6700%	150,711
77	1	National Archives Building	16,400,000.00	95,289.62		5.7100%	217,394
78	2	The Marquis at Quarry Apartments	16,016,000.00	IO	0 default, 10 late	5.8750%	224
82	1	Northridge Promenade Shopping Center(16)	15,100,000.00	88,695.89		5.4600%	90,344
84	1	15 Broad Street	15,000,000.00	IO		5.8000%	70,787
85	2	Crossing Place	14,950,000.00	IO		6.0000%	192
88	2	Springfield Apartments	13,575,000.00	76,227.80	0 default, 15 late	5.4000%	288
93	1	East Gate Square Phase VI	13,140,000.00	IO	5 default (after Lender notice twice per year), 0 late	5.4800%	36,273
97	1	Wilmington Courthouse Parking Garage	12,177,037.52	72,128.63		5.8700%	30,000
99	1	Cypress Business Center	12,000,000.00	69,496.04		5.6800%	121,758
101	2	Sterling University at the Junction	11,505,000.00	IO	0 default, 10 late	6.0000%	160
102	1	Battleground Plaza	11,440,000.00	67,489.24	0 default, 15 late	5.8500%	145,625
107	1	CentrePointe Office(17)(18)	9,600,000.00	IO		5.8400%	83,192
109	2	Boulders Senior Living Apartments(19)	9,200,000.00	IO		5.6100%	93

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)

19.09		5 Cherry Hill Drive	Sq. Ft.
20	1	First Colony Commons	Sq. Ft.	120	119	04/11/17	IO	IO
21	1	611 West 6th Street	Sq. Ft.	120	119	04/11/17	IO	IO
23	1	Corporate Plaza	Sq. Ft.	120	118	03/11/17	360	360
24	2	Park Place Apartments	Units	120	118	03/11/17	IO	IO
26	1	East Gate Square Phase II	Sq. Ft.	120	118	03/11/17	IO	IO
27	1	Saint Louis Marriott West(9)	Rooms	120	118	03/11/17	360	360
29	1	1020 19th Street	Sq. Ft.	120	119	04/11/17	IO	IO
30	1	1920 L Street	Sq. Ft.	120	116	01/11/17	IO	IO
31	1	Scottsdale Medical Office(10)	Sq. Ft.	120	119	04/11/17	IO	IO
33	2	The Overlook at St. Thomas Apartments	Units	120	119	04/11/17	360	359
34	1	Toll Brothers Corporate Headquarters	Sq. Ft.	120	118	03/11/17	IO	IO
36	2	Regent Apartments	Units	60	57	02/11/12	IO	IO
37	1	1900 L Street	Sq. Ft.	120	117	02/11/17	IO	IO
38	2	Colonial Grande at Promenade	Units	120	118	03/11/17	360	360
39	1	Whittier Marketplace	Sq. Ft.	120	119	04/11/17	IO	IO
41	2	Main Street Village Apartments I&II	Units	60	57	02/11/12	IO	IO
42	1	East Gate Square Phase IV	Sq. Ft.	120	118	03/11/17	IO	IO
43	1	East Gate Square Phase V	Sq. Ft.	120	118	03/11/17	IO	IO
44	1	Doubletree Hotel - Tucson, AZ(11)	Rooms	120	119	04/11/17	360	359
46	1	Durham Office(12)	Sq. Ft.	120	119	04/11/17	360	360
47	1	35 Nutmeg Drive	Sq. Ft.	120	119	04/11/17	360	360
48	1	Parkway 400(13)	Sq. Ft.	120	119	04/11/17	360	360
49	1	THF-Fairview Marketplace	Sq. Ft.	120	119	04/11/17	360	360
50	2	University Crescent Student Apartments	Units	120	118	03/11/17	IO	IO
51	1	One & Two Decatur Town Center(14)	Sq. Ft.	120	116	01/11/17	360	360
52	2	The Summit	Units	120	118	03/11/17	IO	IO
53	1	Beachwalk Shopping Center	Sq. Ft.	120	119	04/11/17	IO	IO
54	2	University Oaks Student Housing	Units	120	118	03/11/17	IO	IO
55	2	Royal Saint Moritz Apartments	Units	120	119	04/11/17	IO	IO
56	2	Vineyard Springs Apartments	Units	120	119	04/11/17	360	360
57	1	The Phillips Building	Sq. Ft.	120	119	04/11/17	IO	IO
58	1	200 Montague Street	Sq. Ft.	120	119	04/11/17	IO	IO
60	1	Courthouse Marketplace Retail Center	Sq. Ft.	120	119	04/11/17	360	360
61	2	The Depot Apartments	Units	60	59	04/11/12	IO	IO
62	1	200 South Tryon	Sq. Ft.	120	120	05/11/17	IO	IO
64	2	Walker Ranch Apartments	Units	120	120	05/11/17	IO	IO
66	1	East Gate Square Phase III	Sq. Ft.	120	118	03/11/17	IO	IO
67	1	St. Louis County Office Pool	Sq. Ft.	120	119	04/11/17	360	360
67.01		9735 Landmark Parkway Drive	Sq. Ft.
67.02		Laumeier III	Sq. Ft.
67.03		9701 Landmark Parkway Drive	Sq. Ft.
67.04		9717 Landmark Parkway Drive	Sq. Ft.
68	1	Donald Ross Village	Sq. Ft.	120	120	05/11/17	360	360
71	1	901 7th Street	Sq. Ft.	120	119	04/11/17	IO	IO
75	2	Vista Pointe at the Valley Apartments(15)	Units	120	119	04/11/17	IO	IO
76	1	Lexington Green Building I and II	Sq. Ft.	120	115	12/11/16	360	360
77	1	National Archives Building	Sq. Ft.	120	119	04/11/17	360	360
78	2	The Marquis at Quarry Apartments	Units	120	119	04/11/17	IO	IO

82	1	Northridge Promenade Shopping Center(16)	Sq. Ft.	120	120	05/11/17	360	360
84	1	15 Broad Street	Sq. Ft.	120	118	03/11/17	IO	IO
85	2	Crossing Place	Units	120	119	04/11/17	IO	IO
88	2	Springfield Apartments	Units	120	119	04/11/17	360	360
93	1	East Gate Square Phase VI	Sq. Ft.	120	118	03/11/17	IO	IO
97	1	Wilmington Courthouse Parking Garage	Sq. Ft.	120	118	03/11/17	360	358
99	1	Cypress Business Center	Sq. Ft.	120	116	01/11/17	360	360
101	2	Sterling University at the Junction	Units	120	119	04/11/17	IO	IO
102	1	Battleground Plaza	Sq. Ft.	120	118	03/11/17	360	360
107	1	CentrePointe Office(17)(18)	Sq. Ft.	60	58	03/11/12	IO	IO
109	2	Boulders Senior Living Apartments(19)	Units	120	119	04/11/17	IO	IO

Mortgage Loan Number	Loan Group Number	Property Name	Ground Lease	Master Servicing Fee Rate	ARD Loan	Anticipated Repayment Date	Additional Interest Rate

19.09		5 Cherry Hill Drive	Fee
20	1	First Colony Commons	Fee	0.04000%	N
21	1	611 West 6th Street	Fee	0.02000%	N
23	1	Corporate Plaza	Leasehold (Includes Fee Simple Air Rights)	0.02000%	N
24	2	Park Place Apartments	Fee	0.02000%	N
26	1	East Gate Square Phase II	Fee	0.02000%	N
27	1	Saint Louis Marriott West(9)	Fee	0.04500%	N
29	1	1020 19th Street	Fee	0.02000%	N
30	1	1920 L Street	Fee	0.02000%	N
31	1	Scottsdale Medical Office(10)	Fee	0.02000%	N
33	2	The Overlook at St. Thomas Apartments	Fee	0.04500%	N
34	1	Toll Brothers Corporate Headquarters	Fee	0.02000%	N
36	2	Regent Apartments	Fee	0.02000%	N
37	1	1900 L Street	Fee	0.02000%	N
38	2	Colonial Grande at Promenade	Fee	0.02000%	N
39	1	Whittier Marketplace	Fee	0.02000%	N
41	2	Main Street Village Apartments I&II	Fee	0.02000%	N
42	1	East Gate Square Phase IV	Fee	0.02000%	N
43	1	East Gate Square Phase V	Fee	0.02000%	N
44	1	Doubletree Hotel - Tucson, AZ(11)	Fee	0.02000%	N
46	1	Durham Office(12)	Fee	0.02000%	N
47	1	35 Nutmeg Drive	Fee	0.02000%	N
48	1	Parkway 400(13)	Fee	0.02000%	N
49	1	THF-Fairview Marketplace	Fee	0.02000%	N
50	2	University Crescent Student Apartments	Fee	0.02000%	N
51	1	One & Two Decatur Town Center(14)	Both	0.02000%	N
52	2	The Summit	Fee	0.02000%	N
53	1	Beachwalk Shopping Center	Fee	0.02000%	N
54	2	University Oaks Student Housing	Fee	0.02000%	N
55	2	Royal Saint Moritz Apartments	Fee	0.04000%	N
56	2	Vineyard Springs Apartments	Fee	0.02000%	N
57	1	The Phillips Building	Fee	0.02000%	N
58	1	200 Montague Street	Fee	0.02000%	N
60	1	Courthouse Marketplace Retail Center	Fee	0.02000%	N
61	2	The Depot Apartments	Fee	0.06000%	N
62	1	200 South Tryon	Fee	0.02000%	N
64	2	Walker Ranch Apartments	Fee	0.02000%	N
66	1	East Gate Square Phase III	Fee	0.02000%	N
67	1	St. Louis County Office Pool	Fee	0.02000%	N
67.01		9735 Landmark Parkway Drive	Fee
67.02		Laumeier III	Fee
67.03		9701 Landmark Parkway Drive	Fee
67.04		9717 Landmark Parkway Drive	Fee
68	1	Donald Ross Village	Fee	0.02000%	N
71	1	901 7th Street	Fee	0.02000%	N
75	2	Vista Pointe at the Valley Apartments(15)	Fee	0.04000%	N
76	1	Lexington Green Building I and II	Fee	0.02000%	N
77	1	National Archives Building	Fee	0.02000%	N

78	2	The Marquis at Quarry Apartments	Fee	0.02000%	Y	4/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
82	1	Northridge Promenade Shopping Center(16)	Fee	0.02000%	N
84	1	15 Broad Street	Fee	0.07000%	N
85	2	Crossing Place	Fee	0.02000%	Y	4/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
88	2	Springfield Apartments	Fee	0.02000%	N
93	1	East Gate Square Phase VI	Fee	0.02000%	N
97	1	Wilmington Courthouse Parking Garage	Both	0.02000%	N
99	1	Cypress Business Center	Fee	0.02000%	N
101	2	Sterling University at the Junction	Fee	0.02000%	Y	4/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
102	1	Battleground Plaza	Fee	0.02000%	N
107	1	CentrePointe Office(17)(18)	Fee	0.02000%	N
109	2	Boulders Senior Living Apartments(19)	Fee	0.02000%	N

Mortgage Loan Number	Loan Group Number	Property Name	Loan Originator	Environmental Insurance	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions	Early Defeasance	Secured by LC

19.09		5 Cherry Hill Drive		N
20	1	First Colony Commons	Wachovia	N		Y	N	N
21	1	611 West 6th Street	Wachovia	N		Y	N	N
23	1	Corporate Plaza	Wachovia	N		Y	N	N
24	2	Park Place Apartments	Wachovia	N		Y	N	N
26	1	East Gate Square Phase II	Wachovia	N	East Gate Portfolio	N	N	N
27	1	Saint Louis Marriott West(9)	Wachovia	N		N	N	N
29	1	1020 19th Street	Wachovia	N	Gravely Portfolio	Y	N	N
30	1	1920 L Street	Wachovia	N	Gravely Portfolio	Y	N	N
31	1	Scottsdale Medical Office(10)	Wachovia	N		Y	N	N
33	2	The Overlook at St. Thomas Apartments	Wachovia	N		Y	N	N
34	1	Toll Brothers Corporate Headquarters	Wachovia	N		Y	N	N
36	2	Regent Apartments	Wachovia	N		N	N	N
37	1	1900 L Street	Wachovia	N	Gravely Portfolio	Y	N	N
38	2	Colonial Grande at Promenade	Wachovia	N		Y	N	N
39	1	Whittier Marketplace	Wachovia	N		Y	N	N
41	2	Main Street Village Apartments I&II	Wachovia	N		Y	N	N
42	1	East Gate Square Phase IV	Wachovia	N	East Gate Portfolio	N	N	N
43	1	East Gate Square Phase V	Wachovia	N	East Gate Portfolio	N	N	N
44	1	Doubletree Hotel - Tucson, AZ(11)	Wachovia	N		Y	N	N
46	1	Durham Office(12)	Wachovia	N		Y	N	N
47	1	35 Nutmeg Drive	Wachovia	N		Y	N	N
48	1	Parkway 400(13)	Wachovia	N		Y	N	N
49	1	THF-Fairview Marketplace	Wachovia	N		Y	N	N
50	2	University Crescent Student Apartments	Wachovia	N		Y	N	N
51	1	One & Two Decatur Town Center(14)	Wachovia	N		Y	N	Y
52	2	The Summit	Wachovia	N		Y	N	N
53	1	Beachwalk Shopping Center	Wachovia	N		Y	N	N
54	2	University Oaks Student Housing	Wachovia	N		Y	N	N
55	2	Royal Saint Moritz Apartments	Wachovia	N		Y	N	N
56	2	Vineyard Springs Apartments	Wachovia	N		Y	N	N
57	1	The Phillips Building	Wachovia	N		Y	N	N
58	1	200 Montague Street	Wachovia	N		N	N	N
60	1	Courthouse Marketplace Retail Center	Wachovia	N		Y	N	N
61	2	The Depot Apartments	Wachovia	N		N	N	N
62	1	200 South Tryon	Wachovia	N		Y	N	N
64	2	Walker Ranch Apartments	Wachovia	N		Y	N	N
66	1	East Gate Square Phase III	Wachovia	N	East Gate Portfolio	N	N	N
67	1	St. Louis County Office Pool	Wachovia	N		Y	N	N
67.01		9735 Landmark Parkway Drive		N
67.02		Laumeier III		N
67.03		9701 Landmark Parkway Drive		N
67.04		9717 Landmark Parkway Drive		N
68	1	Donald Ross Village	Wachovia	N		Y	N	N
71	1	901 7th Street	Wachovia	N		Y	N	N
75	2	Vista Pointe at the Valley Apartments(15)	Wachovia	N		Y	N	N

76	1	Lexington Green Building I and II	Wachovia	N		Y	N	N
77	1	National Archives Building	Wachovia	N		Y	N	N
78	2	The Marquis at Quarry Apartments	Wachovia	N		N	N	N
82	1	Northridge Promenade Shopping Center(16)	Wachovia	N		Y	N	N
84	1	15 Broad Street	Wachovia	N		Y	N	N
85	2	Crossing Place	Wachovia	N		N	N	N
88	2	Springfield Apartments	Wachovia	N		Y	N	N
93	1	East Gate Square Phase VI	Wachovia	N	East Gate Portfolio	N	N	N
97	1	Wilmington Courthouse Parking Garage	Wachovia	N		Y	N	N
99	1	Cypress Business Center	Wachovia	N		Y	N	N
101	2	Sterling University at the Junction	Wachovia	N		N	N	N
102	1	Battleground Plaza	Wachovia	N		Y	N	N
107	1	CentrePointe Office(17)(18)	Wachovia	N		Y	N	Y
109	2	Boulders Senior Living Apartments(19)	Wachovia	N		Y	N	N

Mortgage Loan Number	Loan Group Number	Property Name	Interest Accrual Method	Lockbox	Annual Deposit to Replacement Reserves	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

19.09		5 Cherry Hill Drive
20	1	First Colony Commons	Actual/360	Springing	86,125	39,093	100,000
21	1	611 West 6th Street	Actual/360	Day 1	80,400			(8)
23	1	Corporate Plaza	Actual/360		27,780			(8)
24	2	Park Place Apartments	Actual/360
26	1	East Gate Square Phase II	Actual/360
27	1	Saint Louis Marriott West(9)	Actual/360		668,354
29	1	1020 19th Street	Actual/360		32,201	7,500	450,000
30	1	1920 L Street	Actual/360		20,263	35,000	250,000
31	1	Scottsdale Medical Office(10)	Actual/360	Springing	36,992	13,750	1,750,000
33	2	The Overlook at St. Thomas Apartments	Actual/360
34	1	Toll Brothers Corporate Headquarters	Actual/360
36	2	Regent Apartments	Actual/360		63,600
37	1	1900 L Street	Actual/360		26,099		550,000
38	2	Colonial Grande at Promenade	Actual/360		96,000
39	1	Whittier Marketplace	Actual/360		17,820
41	2	Main Street Village Apartments I&II	Actual/360		80,000
42	1	East Gate Square Phase IV	Actual/360
43	1	East Gate Square Phase V	Actual/360
44	1	Doubletree Hotel - Tucson, AZ(11)	Actual/360		474,617	85,938
46	1	Durham Office(12)	Actual/360	Springing	55,266	134,200	3,500,000
47	1	35 Nutmeg Drive	Actual/360	Day 1	64,091		900,000
48	1	Parkway 400(13)	Actual/360	Springing	28,918		3,000,000	(8)
49	1	THF-Fairview Marketplace	Actual/360
50	2	University Crescent Student Apartments	Actual/360		88,740
51	1	One & Two Decatur Town Center(14)	Actual/360		31,371		200,000
52	2	The Summit	Actual/360		90,048	28,125
53	1	Beachwalk Shopping Center	Actual/360		14,276		150,000	(8)
54	2	University Oaks Student Housing	Actual/360		85,800
55	2	Royal Saint Moritz Apartments	Actual/360		84,000	20,000
56	2	Vineyard Springs Apartments	Actual/360	Springing	82,264
57	1	The Phillips Building	Actual/360	Day 1	36,012	12,125		(8)
58	1	200 Montague Street	Actual/360	Day 1	9,067		250,000
60	1	Courthouse Marketplace Retail Center	Actual/360
61	2	The Depot Apartments	Actual/360		42,000
62	1	200 South Tryon	Actual/360
64	2	Walker Ranch Apartments	Actual/360		65,000
66	1	East Gate Square Phase III	Actual/360
67	1	St. Louis County Office Pool	Actual/360		45,726	38,940	1,257,000	(8)
67.01		9735 Landmark Parkway Drive				38,940
67.02		Laumeier III
67.03		9701 Landmark Parkway Drive
67.04		9717 Landmark Parkway Drive
68	1	Donald Ross Village	Actual/360
71	1	901 7th Street	Actual/360	Day 1	5,885			(8)
75	2	Vista Pointe at the Valley Apartments(15)	Actual/360		61,908
76	1	Lexington Green Building I and II	Actual/360		22,607		300,000
77	1	National Archives Building	Actual/360		21,739

78	2	The Marquis at Quarry Apartments	Actual/360	Day 1	33,648
82	1	Northridge Promenade Shopping Center(16)	Actual/360		13,552		187,873
84	1	15 Broad Street	Actual/360		12,742			(8)
85	2	Crossing Place	Actual/360	Day 1	57,600
88	2	Springfield Apartments	Actual/360	Springing	64,800
93	1	East Gate Square Phase VI	Actual/360
97	1	Wilmington Courthouse Parking Garage	Actual/360		29,078
99	1	Cypress Business Center	Actual/360		12,176		200,000
101	2	Sterling University at the Junction	Actual/360	Day 1	40,584
102	1	Battleground Plaza	Actual/360		21,844	32,275
107	1	CentrePointe Office(17)(18)	Actual/360			710,000	225,000
109	2	Boulders Senior Living Apartments(19)	Actual/360		46,500

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

110	2	Prospect Place Apartments	1024 Prospect Avenue	Santa Rosa	CA	95409	Sonoma
111	1	Winchester Court	6600-6740 Winchester Court	Memphis	TN	38115	Shelby
113	2	Artists in Residence Apartments	6161 & 6165 North Winthrop Avenue	Chicago	IL	60660	Cook
116	1	Tyvola Center	6130 Tyvola Centre Drive	Charlotte	NC	28217	Mecklenburg
118	1	Victoria Crossing	7808 NE Zac Lentz Parkway	Victoria	TX	77904	Victoria
120	2	Collegiate Suites I	1310 Henry Lane	Blacksburg	VA	24060	Montgomery
121	2	Park West Apartments	357 Hillandale Road	Greenville	SC	29609	Greenville
122	1	Publix at Bayside Lakes	3540 Bayside Lakes Boulevard SE	Palm Bay	FL	32909	Brevard
123	1	Evergreen Distribution Center	22990 NW Bennett Street	Hillsboro	OR	97214	Washington
124	1	Hampton Inn - Staunton, VA(20)	40 Payne Lane	Staunton	VA	24401	Augusta
126	1	Holiday Inn - Rockford, IL	7550 East State Street	Rockford	IL	61125	Winnebago
127	1	Berwick Marketplace	5710 Ogeechee Road	Savannah	GA	31405	Chatham
128	2	Wind Tree Apartments(21)	2990 Trawood Drive	El Paso	TX	79936	El Paso
130	1	Burnsville Medical Center	14000 Nicollet Avenue	Burnsville	MN	55337	Dakota
134	1	Storage USA	709 Church Street	Bayport	NY	11705	Suffolk
136	1	CVS (Mixed Use Facility)	231 West 67th Street & Noth Graham Street	Charlotte	NC	28202	Mecklenburg
137	1	Baldwin Transfer Pool(22)	Various	Various	Various	Various	Various
137.01		1505 & 1507 Telegraph Road	1505 & 1507 Telegraph Road	Mobile	AL	36611	Mobile
137.02		1400 James Street	1400 James Street	Hattiesburg	MS	39401	Forrest
137.03		52 W.L. Runnels Drive	52 W.L. Runnels Drive	Hattiesburg	MS	39401	Forrest
137.04		1700 A. Craft Highway	1700 A. Craft Highway	Mobile	AL	36611	Mobile
137.05		201 Callahan Road	201 Callahan Road	Mobile	AL	36611	Mobile
137.06		200 Callahan Road	200 Callahan Road	Chickasaw	AL	36611	Mobile
138	1	Wendover Plaza	901 North Wendover Road	Charlotte	NC	28211	Mecklenburg
139	1	Parkway Place	4205-4255 White Bear Parkway	Vadnais Heights	MN	55110	Ramsey
144	1	Sweetwater Shopping Center	17044 Lexington and 4720 Sweetwater Boulevards	Sugar Land	TX	77479	Fort Bend
145	1	Orlando ICE Building	6643 Hazeltine National Drive	Orlando	FL	32822	Orange
146	1	Extra Space Storage - San Francisco, CA	2501 Cesar Chavez Street	San Francisco	CA	94110	San Francisco
148	1	FBI Building - Nashville, TN	2868 Elm Hill Pike	Nashville	TN	37214	Davidson
149	1	Country Inn & Suites - Henrietta, NY(23)	4635 West Henrietta Road	Henrietta	NY	14467	Monroe
150	2	Pear Tree Apartments(24)	222 Bartlett Drive	El Paso	TX	79912	El Paso
152	2	Holly Glen Apartments	2800-2848 Holly Glen Drive	Greenville	NC	27834	Pitt
154	1	Best Buy - Kohler, WI	3600 County Highway A	Kohler	WI	53085	Sheboygan
155	1	Blackhawk Office Building	15545 Devonshire Street	Los Angeles	CA	91345	Los Angeles
160	1	Hawthorn Suites - Austin, TX	7800 East Riverside Drive	Austin	TX	78744	Travis
162	1	2580 Diehl Road	2580 Diehl Road	Aurora	IL	60504	Du Page
163	1	Extra Space Storage - Carson, CA	17510 South Figueroa Street	Carson	CA	90746	Los Angeles
169	1	Extra Space Storage - Chatsworth, CA	21536 Devonshire Street	Chatsworth	CA	91311	Los Angeles
171	1	CVS - San Antonio, TX	14900 Jones Maltsberger Road	San Antonio	TX	78247	Bexar
172	1	Airport Center Warehouse	3750 NW 28th Street	Miami	FL	33142	Dade
173	2	Redwood Terrace(25)	9950 Redwood Street NW	Coon Rapids	MN	55433	Anoka
174	1	Shoppers World Duluth II	2605 Pleasant Hill Road	Duluth	GA	30096	Gwinnett
176	1	Oceana Distribution Center	2800 Crusader Circle	Virginia Beach	VA	23456	Virginia Beach City
177	1	Clanton Shopping Center	1100 - 1400 Woodfin Lane	Clanton	AL	35045	Chilton
178	1	Extra Space Storage - Oakland, CA	300 Market Street	Oakland	CA	94607	Alameda
181	1	La Marque Crossing	6408 Interstate 45 South	La Marque	TX	77568	Galveston
183	1	Extra Space Storage - North Hollywood, CA	13434 Saticoy Street	North Hollywood	CA	91605	Los Angeles
185	1	Fry’s Plaza(26)	8350 West Lower Buckeye Road	Phoenix	AZ	85043	Maricopa

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

110	2	Prospect Place Apartments	9,000,000.00	IO		5.8900%	90
111	1	Winchester Court	8,810,000.00	IO		6.0200%	251,613
113	2	Artists in Residence Apartments	8,640,000.00	IO		5.7200%	155
116	1	Tyvola Center	8,500,000.00	49,387.91	0 default, 15 late	5.7100%	52,000
118	1	Victoria Crossing	8,288,000.00	IO		5.7100%	86,725
120	2	Collegiate Suites I	8,100,000.00	47,320.87		5.7600%	78
121	2	Park West Apartments	8,000,000.00	IO		5.6100%	359
122	1	Publix at Bayside Lakes	8,000,000.00	IO		5.4600%	70,070
123	1	Evergreen Distribution Center	7,900,000.00	45,651.58		5.6600%	151,000
124	1	Hampton Inn - Staunton, VA(20)	7,541,966.61	43,581.30		5.6500%	76
126	1	Holiday Inn - Rockford, IL	7,226,584.85	64,075.57		6.7300%	202
127	1	Berwick Marketplace	7,200,000.00	IO		5.8200%	38,171
128	2	Wind Tree Apartments(21)	7,140,000.00	IO	0 default, 10 late	5.3700%	176
130	1	Burnsville Medical Center	7,050,000.00	IO		5.8000%	45,412
134	1	Storage USA	6,480,000.00	IO		5.5400%	61,370
136	1	CVS (Mixed Use Facility)	6,250,000.00	IO	0 default, 15 late	5.5600%	27,379
137	1	Baldwin Transfer Pool(22)	6,200,000.00	39,004.60		5.7500%	799,039
137.01		1505 & 1507 Telegraph Road					154,594
137.02		1400 James Street					150,000
137.03		52 W.L. Runnels Drive					150,000
137.04		1700 A. Craft Highway					148,968
137.05		201 Callahan Road					96,613
137.06		200 Callahan Road					98,864
138	1	Wendover Plaza	6,193,465.17	35,984.83		5.7000%	78,099
139	1	Parkway Place	6,100,000.00	IO		5.8500%	93,294
144	1	Sweetwater Shopping Center	5,840,000.00	IO	0 default, 10 late	5.7500%	12,020
145	1	Orlando ICE Building	5,833,856.26	33,932.40		5.7100%	22,082
146	1	Extra Space Storage - San Francisco, CA	5,800,000.00	IO		5.4800%	75,063
148	1	FBI Building - Nashville, TN	5,680,000.00	33,617.50		5.8800%	26,833
149	1	Country Inn & Suites - Henrietta, NY(23)	5,492,026.72	35,335.78		5.9700%	77
150	2	Pear Tree Apartments(24)	5,480,000.00	IO	0 default, 10 late	5.2800%	130
152	2	Holly Glen Apartments	5,369,409.43	31,435.37	0 default, 15 late	5.7700%	104
154	1	Best Buy - Kohler, WI	5,225,000.00	30,425.33		5.7300%	30,038
155	1	Blackhawk Office Building	5,100,000.00	IO		5.7000%	34,256
160	1	Hawthorn Suites - Austin, TX	4,571,681.60	27,547.81	0 default, 10 late	6.0300%	70
162	1	2580 Diehl Road	4,480,000.00	IO		5.7700%	65,477
163	1	Extra Space Storage - Carson, CA	4,400,000.00	IO		5.4800%	78,715
169	1	Extra Space Storage - Chatsworth, CA	4,000,000.00	IO		5.4800%	68,380
171	1	CVS - San Antonio, TX	3,750,000.00	IO		5.9400%	10,908
172	1	Airport Center Warehouse	3,500,000.00	20,314.01		5.7000%	50,800
173	2	Redwood Terrace(25)	3,500,000.00	20,469.54		5.7700%	54
174	1	Shoppers World Duluth II	3,440,000.00	IO		5.9100%	13,650
176	1	Oceana Distribution Center	3,400,000.00	19,841.48		5.7500%	96,000
177	1	Clanton Shopping Center	3,304,668.89	19,705.71		5.9400%	29,728
178	1	Extra Space Storage - Oakland, CA	3,200,000.00	IO		5.4800%	52,485
181	1	La Marque Crossing	3,030,000.00	17,778.62		5.8000%	14,231
183	1	Extra Space Storage - North Hollywood, CA	2,600,000.00	IO		5.4800%	46,585
185	1	Fry’s Plaza(26)	2,070,000.00	12,093.11		5.7600%	7,574

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)

110	2	Prospect Place Apartments	Units	120	119	04/11/17	IO	IO
111	1	Winchester Court	Sq. Ft.	60	54	11/11/11	IO	IO
113	2	Artists in Residence Apartments	Units	120	119	04/11/17	IO	IO
116	1	Tyvola Center	Sq. Ft.	120	119	04/11/17	360	360
118	1	Victoria Crossing	Sq. Ft.	120	117	02/11/17	IO	IO
120	2	Collegiate Suites I	Units	120	119	04/11/17	360	360
121	2	Park West Apartments	Units	120	117	02/11/17	IO	IO
122	1	Publix at Bayside Lakes	Sq. Ft.	120	118	03/11/17	IO	IO
123	1	Evergreen Distribution Center	Sq. Ft.	120	119	04/11/17	360	360
124	1	Hampton Inn - Staunton, VA(20)	Rooms	120	119	04/11/17	360	359
126	1	Holiday Inn - Rockford, IL	Rooms	120	119	04/11/17	180	179
127	1	Berwick Marketplace	Sq. Ft.	120	119	04/11/17	IO	IO
128	2	Wind Tree Apartments(21)	Units	120	118	03/11/17	IO	IO
130	1	Burnsville Medical Center	Sq. Ft.	120	119	04/11/17	IO	IO
134	1	Storage USA	Sq. Ft.	120	119	04/11/17	IO	IO
136	1	CVS (Mixed Use Facility)	Sq. Ft.	120	118	03/11/17	IO	IO
137	1	Baldwin Transfer Pool(22)	Sq. Ft.	120	119	04/11/17	300	300
137.01		1505 & 1507 Telegraph Road	Sq. Ft.
137.02		1400 James Street	Sq. Ft.
137.03		52 W.L. Runnels Drive	Sq. Ft.
137.04		1700 A. Craft Highway	Sq. Ft.
137.05		201 Callahan Road	Sq. Ft.
137.06		200 Callahan Road	Sq. Ft.
138	1	Wendover Plaza	Sq. Ft.	120	119	04/11/17	360	359
139	1	Parkway Place	Sq. Ft.	120	119	04/11/17	IO	IO
144	1	Sweetwater Shopping Center	Sq. Ft.	120	119	04/11/17	IO	IO
145	1	Orlando ICE Building	Sq. Ft.	120	119	04/11/17	360	359
146	1	Extra Space Storage - San Francisco, CA	Sq. Ft.	60	58	03/11/12	IO	IO
148	1	FBI Building - Nashville, TN	Sq. Ft.	120	120	05/11/17	360	360
149	1	Country Inn & Suites - Henrietta, NY(23)	Rooms	120	119	04/11/17	300	299
150	2	Pear Tree Apartments(24)	Units	120	119	04/11/17	IO	IO
152	2	Holly Glen Apartments	Units	120	119	04/11/17	360	359
154	1	Best Buy - Kohler, WI	Sq. Ft.	120	119	04/11/17	360	360
155	1	Blackhawk Office Building	Sq. Ft.	60	59	04/11/12	IO	IO
160	1	Hawthorn Suites - Austin, TX	Rooms	120	118	03/11/17	360	358
162	1	2580 Diehl Road	Sq. Ft.	120	118	03/11/17	IO	IO
163	1	Extra Space Storage - Carson, CA	Sq. Ft.	60	58	03/11/12	IO	IO
169	1	Extra Space Storage - Chatsworth, CA	Sq. Ft.	60	58	03/11/12	IO	IO
171	1	CVS - San Antonio, TX	Sq. Ft.	120	119	04/11/17	IO	IO
172	1	Airport Center Warehouse	Sq. Ft.	120	118	03/11/17	360	360
173	2	Redwood Terrace(25)	Units	120	118	03/11/17	360	360
174	1	Shoppers World Duluth II	Sq. Ft.	120	119	04/11/17	IO	IO
176	1	Oceana Distribution Center	Sq. Ft.	120	120	05/11/17	360	360
177	1	Clanton Shopping Center	Sq. Ft.	120	119	04/11/17	360	359
178	1	Extra Space Storage - Oakland, CA	Sq. Ft.	60	58	03/11/12	IO	IO
181	1	La Marque Crossing	Sq. Ft.	120	119	04/11/17	360	360
183	1	Extra Space Storage - North Hollywood, CA	Sq. Ft.	60	58	03/11/12	IO	IO
185	1	Fry’s Plaza(26)	Sq. Ft.	120	119	04/11/17	360	360

Mortgage Loan Number	Loan Group Number	Property Name	Ground Lease	Master Servicing Fee Rate	ARD Loan	Anticipated Repayment Date	Additional Interest Rate

110	2	Prospect Place Apartments	Fee	0.02000%	N
111	1	Winchester Court	Fee	0.02000%	N
113	2	Artists in Residence Apartments	Fee	0.02000%	N
116	1	Tyvola Center	Fee	0.02000%	N
118	1	Victoria Crossing	Fee	0.02000%	Y	2/11/2017	Greater of initial interest rate plus 2% or TCMYI plus 2%
120	2	Collegiate Suites I	Fee	0.02000%	N
121	2	Park West Apartments	Fee	0.02000%	N
122	1	Publix at Bayside Lakes	Fee	0.02000%	N
123	1	Evergreen Distribution Center	Fee	0.04000%	N
124	1	Hampton Inn - Staunton, VA(20)	Fee	0.02000%	N
126	1	Holiday Inn - Rockford, IL	Fee	0.02000%	N
127	1	Berwick Marketplace	Fee	0.02000%	N
128	2	Wind Tree Apartments(21)	Fee	0.02000%	N
130	1	Burnsville Medical Center	Fee	0.07000%	N
134	1	Storage USA	Fee	0.02000%	N
136	1	CVS (Mixed Use Facility)	Fee	0.02000%	N
137	1	Baldwin Transfer Pool(22)	Fee	0.02000%	N
137.01		1505 & 1507 Telegraph Road	Fee
137.02		1400 James Street	Fee
137.03		52 W.L. Runnels Drive	Fee
137.04		1700 A. Craft Highway	Fee
137.05		201 Callahan Road	Fee
137.06		200 Callahan Road	Fee
138	1	Wendover Plaza	Fee	0.02000%	N
139	1	Parkway Place	Fee	0.07000%	N
144	1	Sweetwater Shopping Center	Fee	0.02000%	N
145	1	Orlando ICE Building	Fee	0.02000%	Y	4/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
146	1	Extra Space Storage - San Francisco, CA	Fee	0.02000%	N
148	1	FBI Building - Nashville, TN	Fee	0.02000%	Y	5/11/2017	Greater of initial interest rate plus 3% or TCMYI plus 3%
149	1	Country Inn & Suites - Henrietta, NY(23)	Fee	0.02000%	N
150	2	Pear Tree Apartments(24)	Fee	0.02000%	N
152	2	Holly Glen Apartments	Fee	0.02000%	N
154	1	Best Buy - Kohler, WI	Fee	0.02000%	N
155	1	Blackhawk Office Building	Fee	0.02000%	N
160	1	Hawthorn Suites - Austin, TX	Fee	0.02000%	N
162	1	2580 Diehl Road	Fee	0.02000%	N
163	1	Extra Space Storage - Carson, CA	Fee	0.02000%	N
169	1	Extra Space Storage - Chatsworth, CA	Fee	0.02000%	N
171	1	CVS - San Antonio, TX	Fee	0.02000%	N
172	1	Airport Center Warehouse	Fee	0.02000%	N
173	2	Redwood Terrace(25)	Fee	0.02000%	N
174	1	Shoppers World Duluth II	Fee	0.02000%	N
176	1	Oceana Distribution Center	Fee	0.02000%	N
177	1	Clanton Shopping Center	Fee	0.02000%	N
178	1	Extra Space Storage - Oakland, CA	Fee	0.02000%	N
181	1	La Marque Crossing	Fee	0.02000%	N
183	1	Extra Space Storage - North Hollywood, CA	Fee	0.02000%	N
185	1	Fry’s Plaza(26)	Fee	0.04000%	N

Mortgage Loan Number	Loan Group Number	Property Name	Loan Originator	Environmental Insurance	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions	Early Defeasance	Secured by LC

110	2	Prospect Place Apartments	Wachovia	N		Y	N	N
111	1	Winchester Court	Wachovia	N		Y	N	N
113	2	Artists in Residence Apartments	Wachovia	N		Y	N	N
116	1	Tyvola Center	Wachovia	N		Y	N	N
118	1	Victoria Crossing	Wachovia	N		Y	N	N
120	2	Collegiate Suites I	Wachovia	N		Y	N	N
121	2	Park West Apartments	Wachovia	N		N	N	N
122	1	Publix at Bayside Lakes	Wachovia	N		N	N	N
123	1	Evergreen Distribution Center	Wachovia	N		N	N	N
124	1	Hampton Inn - Staunton, VA(20)	Wachovia	N		Y	N	N
126	1	Holiday Inn - Rockford, IL	Wachovia	N		Y	N	N
127	1	Berwick Marketplace	Wachovia	N		N	N	N
128	2	Wind Tree Apartments(21)	Wachovia	N		Y	N	N
130	1	Burnsville Medical Center	Wachovia	N		Y	N	N
134	1	Storage USA	Wachovia	N		Y	N	Y
136	1	CVS (Mixed Use Facility)	Wachovia	N		Y	N	N
137	1	Baldwin Transfer Pool(22)	Wachovia	N		Y	N	N
137.01		1505 & 1507 Telegraph Road		N
137.02		1400 James Street		N
137.03		52 W.L. Runnels Drive		N
137.04		1700 A. Craft Highway		N
137.05		201 Callahan Road		N
137.06		200 Callahan Road		N
138	1	Wendover Plaza	Wachovia	N		Y	N	N
139	1	Parkway Place	Wachovia	N		Y	N	N
144	1	Sweetwater Shopping Center	Wachovia	N		Y	N	N
145	1	Orlando ICE Building	Wachovia	N		Y	N	N
146	1	Extra Space Storage - San Francisco, CA	Wachovia	N		Y	N	N
148	1	FBI Building - Nashville, TN	Wachovia	N		Y	N	N
149	1	Country Inn & Suites - Henrietta, NY(23)	Wachovia	N		Y	N	N
150	2	Pear Tree Apartments(24)	Wachovia	N		Y	N	N
152	2	Holly Glen Apartments	Wachovia	N		Y	N	N
154	1	Best Buy - Kohler, WI	Wachovia	N		Y	N	N
155	1	Blackhawk Office Building	Wachovia	N		N	N	N
160	1	Hawthorn Suites - Austin, TX	Wachovia	N		Y	N	N
162	1	2580 Diehl Road	Wachovia	N		Y	N	N
163	1	Extra Space Storage - Carson, CA	Wachovia	N		Y	N	N
169	1	Extra Space Storage - Chatsworth, CA	Wachovia	N		Y	N	N
171	1	CVS - San Antonio, TX	Wachovia	N		N	N	N
172	1	Airport Center Warehouse	Wachovia	N		Y	N	N
173	2	Redwood Terrace(25)	Wachovia	N		N	N	N
174	1	Shoppers World Duluth II	Wachovia	N		Y	N	N
176	1	Oceana Distribution Center	Wachovia	N		Y	N	N
177	1	Clanton Shopping Center	Wachovia	N		N	N	N
178	1	Extra Space Storage - Oakland, CA	Wachovia	N		Y	N	N
181	1	La Marque Crossing	Wachovia	N		Y	N	N
183	1	Extra Space Storage - North Hollywood, CA	Wachovia	N		Y	N	N
185	1	Fry’s Plaza(26)	Wachovia	N		Y	N	N

Mortgage Loan Number	Loan Group Number	Property Name	Interest Accrual Method	Lockbox	Annual Deposit to Replacement Reserves	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

110	2	Prospect Place Apartments	Actual/360		16,830
111	1	Winchester Court	Actual/360	Springing	36,418	20,400	925,000
113	2	Artists in Residence Apartments	Actual/360		35,495
116	1	Tyvola Center	Actual/360		5,200
118	1	Victoria Crossing	Actual/360	Springing
120	2	Collegiate Suites I	Actual/360		45,708
121	2	Park West Apartments	Actual/360		89,750	17,500
122	1	Publix at Bayside Lakes	Actual/360
123	1	Evergreen Distribution Center	Actual/360	Day 1	22,650		340,000
124	1	Hampton Inn - Staunton, VA(20)	Actual/360		82,665
126	1	Holiday Inn - Rockford, IL	Actual/360		161,600	77,500
127	1	Berwick Marketplace	Actual/360
128	2	Wind Tree Apartments(21)	Actual/360		44,000
130	1	Burnsville Medical Center	Actual/360		12,261			(8)
134	1	Storage USA	Actual/360		6,138
136	1	CVS (Mixed Use Facility)	Actual/360		2,760
137	1	Baldwin Transfer Pool(22)	Actual/360		79,908	200,000
137.01		1505 & 1507 Telegraph Road
137.02		1400 James Street
137.03		52 W.L. Runnels Drive
137.04		1700 A. Craft Highway
137.05		201 Callahan Road
137.06		200 Callahan Road
138	1	Wendover Plaza	Actual/360		7,810	55,316
139	1	Parkway Place	Actual/360
144	1	Sweetwater Shopping Center	Actual/360
145	1	Orlando ICE Building	Actual/360		2,208			(8)
146	1	Extra Space Storage - San Francisco, CA	Actual/360
148	1	FBI Building - Nashville, TN	Actual/360	Springing	3,086			(8)
149	1	Country Inn & Suites - Henrietta, NY(23)	Actual/360		76,930
150	2	Pear Tree Apartments(24)	Actual/360		33,280	32,616
152	2	Holly Glen Apartments	Actual/360		26,000
154	1	Best Buy - Kohler, WI	Actual/360	Springing
155	1	Blackhawk Office Building	Actual/360		14,388	67,673		(8)
160	1	Hawthorn Suites - Austin, TX	Actual/360		63,424	118,603
162	1	2580 Diehl Road	Actual/360		6,548
163	1	Extra Space Storage - Carson, CA	Actual/360
169	1	Extra Space Storage - Chatsworth, CA	Actual/360
171	1	CVS - San Antonio, TX	Actual/360
172	1	Airport Center Warehouse	Actual/360		9,652
173	2	Redwood Terrace(25)	Actual/360		27,000
174	1	Shoppers World Duluth II	Actual/360		1,365			(8)
176	1	Oceana Distribution Center	Actual/360
177	1	Clanton Shopping Center	Actual/360		2,973			(8)
178	1	Extra Space Storage - Oakland, CA	Actual/360
181	1	La Marque Crossing	Actual/360		1,446			(8)
183	1	Extra Space Storage - North Hollywood, CA	Actual/360
185	1	Fry’s Plaza(26)	Actual/360		905			(8)

(1)

Three Mortgage Loans (loan numbers 1, 2, and 5) are part of a split loan structure and the related pari passu companion loans are not included in the Trust Fund with respect to the Mortgage Loan, unless otherwise specified. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV Ratios, DSC Ratio and Cut-Off Date Balance per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loan.

(2)	Annual deposits to the replacement reserve are $57,638 through the first year and adjusted for CPI as of November 2006 thereafter.

(3)

The Peter Cooper Village & Stuyvesant Town Loan (loan number 5) is part of a split loan structure that includes one or more pari passu companion loans that are not included in the Trust Fund. With respect to this Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratio and Cut-Off Date Balance per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loan, but not any related future pari passu companion loan.

(4)	Annual deposits to the replacement reserve are the greater of (i) Management Agreement or (ii) 4% of the Gross Revenues.

(5)	Commencing May 11, 2010, annual deposits to the replacement reserves are $55,586.

(6)	Commencing April 11, 2011, annual deposits to the replacement reserve are $59,082.

(7)	Initial letter of credit deposit to TI/LC reserve in the amount $870,000.

(8)

In addition to any escrows funded at loan closing for potential TI/LC expenses, the related Mortgage Loan requires funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the term of the related Mortgage Loans. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(9)	Annual deposits to the replacement reserve are $668,354 through March 11, 2008 and 4.0% of yearly gross revenues thereafter.

(10)	Commencing May 11, 2012, annual deposits to the replacement reserve are $36,992.

(11)	Annual deposits to the replacement reserve are $474,617 through April 11, 2008 and 4.0% of gross revenues thereafter.

(12)	Commencing April 11, 2012, annual deposits to the replacement reserve are $55,266.

(13)	Commencing May 11, 2012, annual deposits to the replacement reserve are $28,918.

(14)	Initial letter of credit deposit to TI/LC reserve in the amount of $200,000.

(15)	Commencing May 11, 2009, annual deposits to the replacement reserve are $61,908.

(16)

Annual deposits to the replacement reserve are $13,552 until the reserve balance reaches or exceeds $40,655. Deposits will resume if the reserve balance falls below $13,552. Such payments will cease on June 11, 2016.

(17)	Initial deposit to replacement reserves in the amount of $710,000.

(18)	Initial letter of credit deposit to TI/LC reserve in the amount of $225,000.

(19)	Annual deposits to the replacement reserve are $23,250 and $250 per unit.

(20)	Annual deposits to the replacement reserve are $82,665 and can be adjusted at Lender’s discretion.

(21)	Commencing April 11, 2009, annual deposits to the replacement reserve are $44,000.

(22)	Annual deposits to the replacement reserve are $79,908 commencing May 11, 2011 through April 11, 2015 and resume if the reserve balance falls below cap.

(23)	Annual deposits to the replacement reserve are $76,930 through April 11, 2008 and 3.0% of prior year’s gross revenues thereafter.

(24)	Commencing May 11, 2009, annual deposits to the replacement reserve are $33,280.

(25)	Annual deposits to the replacement reserve are $13,500 and $250 per unit.

(26)	Annual deposits to the replacement reserve are $905 through April 11, 2010 and resume if balance the falls below the cap.

EXHIBIT B

Free Writing Prospectuses

1.	Current Report on Form FWP, dated April 20, 2007 and filed April 20, 2007, enclosing structural and collateral information and identified with Accession Number 0000894579-07-000149.

2.	Current Report on Form FWP, dated April 23, 2007 and filed April 23, 2007, enclosing structural and collateral information and identified with Accession Number 0000894579-07-000153.

3.

Current Report on Form FWP, dated April 30, 2007 and filed May 2, 2007, relating to the issuance and sale of the publicly offered Certificates and identified with Accession Number 0000950136-07-002967.

4.

Current Report on Form FWP, dated April 30, 2007 and filed May 2, 2007, relating to the issuance and sale of the publicly offered Certificates and identified with Accession Number 0000950136-07-002969.

5.	Current Report on Form FWP, dated May 10, 2007 and filed May 10, 2007, relating to the issuance and sale of the publicly offered Certificates and identified with Accession Number 0000894579-07-000180.

B-1